Exhibit 99.1
News Release

Contact:
Investors	Media
Kris Dickson	Mike McCoy
(404) 827-6714	(404) 588-7230
For Immediate Release
October 21, 2011
SunTrust Reports Third Quarter 2011 Results
Earnings Per Share Increased to $0.39; Favorable Loan, Deposit, and Asset Quality Trends

ATLANTA — SunTrust Banks, Inc. (NYSE: STI) today reported net income available to common shareholders of $211 million, or $0.39 per average common share, for the third quarter of 2011. This compares favorably to earnings of $0.33 per average common share for the second quarter of 2011. Results benefited from continued improvement in credit quality, resulting in a decline in the provision for credit losses, as well as higher loan balances. Earnings improved significantly from the $0.17 per average common share reported for the third quarter of 2010.

"Lower-cost deposit growth and improved credit quality continued in the third quarter,” said SunTrust President and Chief Executive Officer, William H. Rogers, Jr.  “Further, overall loan growth was driven by solid increases in targeted consumer and commercial loan portfolios.  We remain focused on delivering improved shareholder value through the execution of our client-centric initiatives and the implementation of our expense program."
Third Quarter 2011 Financial Highlights
Income Statement

•
Net income available to common shareholders was $0.39 per average common share, compared to earnings of $0.33 per average common share for the prior quarter and $0.17 per average common share for the third quarter of 2010.

•
Earnings per share was $0.81 for the first nine months of 2011 compared to a net loss of $(0.41) per average common share in 2010. The growth was driven by higher net interest income, a lower provision for credit losses, and the elimination of the TARP preferred dividends at the end of the first quarter of 2011.

•	Revenue, excluding net gains on the sale of investment securities, was relatively stable compared to the prior quarter and the third quarter of 2010, up 1% and down 2%, respectively.

•
Net interest income increased modestly compared to the prior quarter and 2% compared to the third quarter of 2010. Growth from the prior year was primarily due to lower rates on deposits, a continued shift in deposit mix toward lower-cost deposits, and a reduction in higher-cost funding.

•
The net interest margin was 3.49%, a decline of four basis points from the prior quarter due to lower earning asset yields, partially offset by lower rates on interest-bearing liabilities. The margin increased eight basis points over the third quarter of 2010 due to favorable deposit mix and pricing trends.

•
Noninterest income declined 1% from the prior quarter. Higher mortgage production income and debt valuation gains were offset by lower gains on the sale of investment securities and lower investment banking revenue. Noninterest income decreased 14% compared to the third quarter of 2010, primarily due to lower mortgage-related revenue and lower gains on the sale of investment securities.

•
Noninterest expense increased 1% compared to the prior quarter due to higher mortgage-related expenses. Expenses increased 4% over the third quarter of 2010, attributable to higher mortgage-related expenses, as well as increased employee compensation due to improved revenue in certain businesses and an increase in personnel.

Credit Quality

•	Credit quality improved with net charge-offs, nonperforming loans, nonperforming assets, and early stage delinquencies all declining.

•	Net charge-offs declined 3% compared to the prior quarter and 29% compared to the third quarter of 2010.

•	Nonperforming loans declined 10% from the prior quarter, the ninth consecutive quarterly decline. Nonperforming loans were down $1.1 billion, or 26%, from a year ago.

•
Provision for credit losses declined due to lower net charge-offs and a reduction in the allowance for loan losses due to the continued improvement in credit quality. The allowance for loan losses was $2.6 billion, or 2.22% of total loans, as of September 30, 2011.

Balance Sheet

•	Average loans increased 1% compared to the prior quarter. Targeted commercial and consumer portfolios grew, while certain higher-risk portions of the portfolio continued to be managed down.

•	Average client deposits grew to another record level, increasing $1.1 billion, or 1%, compared to the prior quarter. The favorable trend in the deposit mix toward lower-cost accounts continued.

•
Estimated capital ratios continue to be well above current regulatory requirements, as well as the Basel III proposed guidance. The Tier 1 capital and Tier 1 common ratios were estimated to be 11.05% and 9.25%, respectively, as of the end of the quarter.

Income Statement (presented on a fully taxable-equivalent basis)	3Q 2010	2Q 2011	3Q 2011
(Dollars in millions, except per share data)
Net income	$153	$178	$215
Net income available to common shareholders	84	174	211
Earnings per average common diluted share	0.17	0.33	0.39
Total revenue	2,313	2,198	2,196
Total revenue, excluding net securities gains/losses	2,244	2,166	2,194
Net interest income	1,266	1,286	1,293
Provision for credit losses	615	392	347
Noninterest income	1,047	912	903
Noninterest expense	1,499	1,542	1,560
Net interest margin	3.41%	3.53%	3.49%

Balance Sheet
(Dollars in billions)
Average loans	$113.3	$114.9	$115.6
Average consumer and commercial deposits	117.2	121.9	123.0

Capital
Tier 1 capital ratio(1)	13.58%	11.11%	11.05%
Tier 1 common equity ratio(1)	8.02%	9.22%	9.25%
Total average shareholders’ equity to total average assets	13.42%	11.44%	11.62%

Asset Quality
Net charge-offs to average loans (annualized)	2.42%	1.76%	1.69%
Allowance for loan losses to period end loans	2.69%	2.40%	2.22%
Nonperforming loans to total loans	3.80%	3.14%	2.76%
 (1) Current period Tier 1 capital and Tier 1 common equity ratios are estimated as of the date of this news release.

Consolidated Financial Performance
(Presented on a fully taxable-equivalent basis unless otherwise noted)
Revenue
Total revenue was $2.2 billion for the third quarter of 2011, essentially unchanged from the prior quarter and lower by $117 million from the third quarter of 2010. Net gains from the sales of securities were $2 million for the third quarter of 2011 compared to $32 million for the second quarter of 2011 and $69 million for the third quarter of 2010. Excluding these gains, total revenue increased 1% compared to the prior quarter, primarily due to increased mortgage production income, and declined 2% compared to the third quarter of 2010, primarily due to lower mortgage-related revenue.
For the nine months ended September 30, 2011, total revenue was $6.6 billion, up $180 million, or 3%, compared to 2010. The increase was due to higher net interest income, higher valuation gains on the Company's fair value debt and index-linked CDs, and growth in most consumer and commercial fee categories. This growth was partially offset by lower service charges, lower mortgage-related revenue, and lower net gains from the sales of investment securities.
Net Interest Income
For the third quarter of 2011, net interest income was $1,293 million compared with $1,286 million for the prior quarter and $1,266 million for the third quarter of 2010. The 1% increase on a sequential quarter basis was primarily related to one more day in the current quarter. The 2% increase over the third quarter of 2010 was driven by lower rates on deposits, a continued shift in deposit mix toward lower-cost deposits, and a reduction in higher-cost funding.

Net interest margin in the third quarter of 2011 was 3.49%, a decline of four basis points from the prior quarter and an increase of eight basis points from the third quarter of 2010. On a sequential quarter basis, yields on earning assets declined nine basis points, driven by lower loan yields, and rates on interest-bearing liabilities declined five basis points due to lower rates on deposits and long-term debt. Compared to the third quarter of 2010, the favorable shift in the deposit mix, lower rates paid, and reduced long-term debt contributed to a decline in interest-bearing liabilities of 29 basis points, more than offsetting the 17 basis point decline in earning asset yields.
For the nine months ended September 30, 2011, net interest income increased 5% to $3,855 million compared to $3,676 million for 2010. Net interest margin was 3.52% for 2011, up 17 basis points from the prior year due to the decline in rates on deposit accounts more than offsetting the lower yield on earning assets.
Noninterest Income
Total noninterest income was $903 million for the third quarter of 2011 compared with $912 million for the prior quarter and $1,047 million for the third quarter of 2010. The $9 million decline compared to the prior quarter was due to a $30 million decline in net gains on the sale of investment securities and lower investment banking income, partially offset by higher mortgage production income and valuation gains on the Company's debt carried at fair value. Compared with the third quarter of 2010, noninterest income declined $144 million, or 14%, due to lower net gains on the sale of investment securities, a decline in investment banking income, and lower mortgage-related income. This was partially offset by growth in trust income, retail investment services, and card fees, as well as higher valuation gains on the Company's index-linked CDs and public debt carried at fair value.
Investment banking income was $68 million for the third quarter of 2011 compared with $95 million for the prior quarter and $96 million for the third quarter of 2010. The decline in the current quarter was partially due to strong prior quarter results, coupled with challenging market conditions during the current quarter.
Trading account profits and commissions were $66 million for the third quarter of 2011 compared with $53 million for the prior quarter and a trading loss of $22 million for the third quarter of 2010. The $13 million sequential quarter increase was driven by a $53 million increase in valuation gains on the Company’s fair value debt and index-linked CDs due to the widened credit spreads of financial institutions during the current quarter. Offsetting these valuation gains was a $24 million increase in valuation losses related to illiquid securities and previously securitized loans. In addition, core trading income was negatively impacted by the volatile markets during the current quarter. The $88 million increase in trading account profits and commissions compared to the third quarter of 2010 was mainly attributable to $78 million in valuation gains for the current quarter on the Company’s fair value debt and index-linked CDs, in comparison to $81 million in valuation losses for the third quarter of 2010. This was partially offset by lower fair market value adjustments on illiquid securities and previously securitized loans, as well as a decline in core trading income.
Mortgage production income was $54 million for the third quarter of 2011, compared with $4 million for the prior quarter and $133 million for the third quarter of 2010. The $50 million sequential quarter increase was driven by higher loan production and margins resulting from the decline in mortgage rates during the third quarter of 2011, partially offset by higher mortgage repurchase costs. During the quarter, the mortgage repurchase cost was $117 million, an increase of $27 million over the prior quarter due to higher agency-related repurchase requests. As of September 30, 2011, reserves for mortgage repurchases totaled $282 million, a decline of $17 million from the prior quarter, reflective of the increase in resolutions during the third quarter of 2011. Compared to the third quarter of 2010, mortgage production income declined $79 million, primarily due to a decrease in refinance volume.
Mortgage servicing income was $58 million for the third quarter of 2011, compared to $72 million for the prior quarter and $132 million for the third quarter of 2010. A decline in the net hedge performance was the primary driver of the $14 million sequential quarter decline and the $74 million decline compared to the third quarter of 2010. The mortgage servicing portfolio was $161 billion at the end of the third quarter of 2011.
Service charges on deposit accounts increased $6 million, or 4%, on a sequential quarter basis while all other noninterest income categories were relatively stable. Compared to the third quarter of 2010, trust income, retail investment income, and card fees all increased.
For the nine months ended September 30, noninterest income of $2.7 billion for 2011 was essentially equal to the same period in 2010. Increases in trust income, retail investment income, investment banking income, card fees, and higher valuation gains on the Company’s fair value debt and index-linked CDs were offset by lower mortgage-related income, reduced net gains on the sale of investment securities, and lower service charges on deposit accounts.
Noninterest Expense
Noninterest expense was $1,560 million for the current quarter compared with $1,542 million for the prior quarter and $1,499 million for the third quarter of 2010. The 1% increase on a sequential quarter basis was primarily due to a $19 million increase in mortgage-related expenses, including higher operating losses related to mortgage servicing. All other noninterest expenses were essentially flat on a sequential quarter basis.
The 4% increase in noninterest expense over the third quarter of 2010 was primarily due to a $45 million increase in operating losses related to mortgage servicing, a $41 million increase in employee compensation, and a $13 million increase in FDIC insurance premiums due to the change in assessment methodology. This was partially offset by a $15 million decline in other real estate expenses and a $13 million decrease in debt extinguishment costs. The increase in employee compensation was driven by a 3% increase in full-time equivalent employees, primarily in client interfacing and mortgage loss mitigation and servicing positions, as well as higher revenue-related compensation due to improved performance in certain businesses.
For the nine months ended September 30, noninterest expense was $4,567 million for 2011 and $4,362 million for 2010. The 5% increase in the current year was attributable to higher personnel-related expenses, mortgage-related expenses, and FDIC insurance premiums, partially offset by lower losses on the extinguishment of debt.

Income Taxes
For the third quarter of 2011, the Company recorded a provision for income taxes of $45 million compared with $58 million for the prior quarter and $14 million for the third quarter of 2010. The effective tax rate of 17.3% for the third quarter of 2011 compares to 24.5% for the prior quarter, which was impacted by the recognition of specific discrete items, and 8.3% for the third quarter of 2010.
U.S. Treasury Preferred Dividends
The Company formerly paid dividends to the U.S. Treasury on its $4.85 billion of TARP preferred securities. The Company redeemed these shares at the end of the first quarter of 2011, and, therefore, did not pay such dividends in the second or third quarters of 2011. The first quarter of 2011 included $66 million of preferred dividends paid to the U.S. Treasury, as well as a $74 million non-cash charge associated with the redemption of the TARP preferred shares. The third quarter of 2010 included $67 million of preferred dividends paid to the U.S. Treasury.
Balance Sheet
As of September 30, 2011, SunTrust had total assets of $172.6 billion and shareholders’ equity of $20.2 billion, representing 11.7% of total assets. Book value and tangible book value per common share were $37.29 and $25.60, respectively, as of September 30, 2011, up 3% and 4%, respectively, from the second quarter.
Loans
Average loans for the third quarter of 2011 were $115.6 billion, compared with average balances of $114.9 billion and $113.3 billion during the second quarter of 2011 and the third quarter of 2010, respectively. On a sequential quarter basis, average loans increased $0.7 billion, or 1%. Growth was concentrated in commercial & industrial loans which increased $1.1 billion, or 2%, while higher-risk loan categories such as home equity, commercial real estate, and construction loans continued to decline. Average loans increased $2.3 billion, or 2%, over the third quarter of 2010. Growth from the prior year was driven by targeted loan categories, including commercial & industrial, indirect auto, and government-guaranteed student loans, which increased by approximately $6 billion combined, while residential real estate categories were managed down. The risk profile of the loan portfolio continued to improve during the year; in addition to higher-risk loan categories declining meaningfully, approximately 8% of the Company’s loan portfolio was comprised of government-guaranteed loans as of September 30, 2011.
Deposits
Average consumer and commercial deposits for the third quarter of 2011 were $123.0 billion, compared to average balances of $121.9 billion and $117.2 billion for the second quarter of 2011 and third quarter of 2010, respectively. The favorable shift in the deposit mix continued during the quarter. The $1.1 billion sequential quarter growth in average deposits was driven by a $2.1 billion, or 7%, increase in demand deposits, partially offset by a decline in interest bearing demand and time deposits.
Compared to the third quarter of 2010, average consumer and commercial deposits increased $5.7 billion, or 5%. Average lower-cost deposit products increased a combined $9.7 billion, or 10%, while time deposits declined $4.0 billion, or 17%. While changing client preferences and the economic environment have contributed to this favorable shift in deposit mix, SunTrust also attributes the lower-cost deposit growth to its investments in enhancing the client experience and its marketing initiatives.
Capital and Liquidity
The Company’s estimated capital ratios are well above regulatory requirements, as well as the proposed guidelines recently published by the Basel Committee and endorsed by U.S. regulatory agencies. The Tier 1 capital and Tier 1 common ratios were estimated at 11.05% and 9.25%, respectively, and the tangible equity to tangible assets ratio increased to 8.38% as of September 30, 2011.

During the quarter, the U.S. Treasury conducted an auction of the Company's warrants which were previously issued to the U.S. Treasury under the Capital Purchase Program. The Company purchased approximately four million of these warrants in the auction, resulting in an $11 million decline in equity. Also during the quarter, the Company announced an increase to its quarterly common dividend to $0.05 per share from $0.01 per share. The Company continues to have substantial available liquidity provided in the form of its client deposit base, other available funding resources, and the retention of cash and high-quality government-backed securities.
Asset Quality
Asset quality improved during the quarter, with declining net charge-offs, nonperforming loans, and early stage delinquencies.
Nonperforming loans totaled $3.2 billion as of September 30, 2011, a decline of $371 million, or 10%, from the prior quarter, marking the ninth consecutive quarterly decline. The percentage of nonperforming loans to total loans declined to 2.76%, down 38 basis points from the prior quarter. The sequential quarter decline was primarily driven by reductions in commercial construction, commercial real estate, and commercial & industrial loans. Compared to September 30, 2010, nonperforming loans declined $1.1 billion, or 26%, with the most significant reductions in commercial construction and, to a lesser extent, residential mortgages, commercial & industrial, and residential construction loans. Other real estate owned totaled $509 million at the end of the quarter, up 5% on a sequential quarter basis; however, it was down $136 million, or 21%, since September 30, 2010.
Net charge-offs were $492 million compared to $505 million in the prior quarter and $690 million in the third quarter of 2010. The $13 million sequential quarter decline was concentrated in residential mortgage loans. Compared to the third quarter of 2010, net charge-offs decreased $198 million, or 29%, with declines across all loan categories. The ratio of annualized net charge-offs to total average loans was 1.69%, a decline of 7 basis points and 73 basis points from the second quarter of 2011 and the third quarter of 2010, respectively. The provision for credit losses was $347 million, a decline of $45 million and $268 million from the second quarter of 2011 and the third quarter of 2010, respectively.
As of September 30, 2011, the allowance for loan losses was $2.6 billion and represented 2.22% of total loans, down 18 basis points from June 30, 2011. The $144 million decline in allowance for loan losses during the third quarter of 2011 was reflective of the continued improvement in asset quality.
Early stage delinquencies declined to 1.04%, an improvement of five basis points from the end of the second quarter of 2011. Excluding government-guaranteed student loans and Ginnie Mae insured repurchased mortgage loans, early stage delinquencies were 0.70%, a decline of three basis points from June 30, 2011.
Accruing restructured loans totaled $2.8 billion, and nonaccruing restructured loans totaled $883 million as of September 30, 2011. Accruing restructured loans increased $105 million, while nonaccruing restructured loans declined $40 million. $3.2 billion of restructured loans related to residential loans, while $0.5 billion were commercial loans.

LINE OF BUSINESS FINANCIAL PERFORMANCE
Line of Business Results
The Company has included line of business financial tables as part of this release on the Investor Relations portion of its website at www.suntrust.com/investorrelations. The Company’s business segments are: Retail Banking, Diversified Commercial Banking, Corporate and Investment Banking, Mortgage, Wealth and Investment Management, and Commercial Real Estate. All revenue in the line of business tables is reported on a fully taxable-equivalent basis. For the lines of business, results include net interest income, which is computed using matched-maturity funds transfer pricing. Further, provision for loan losses is represented by net charge-offs. SunTrust also reports results for Corporate Other and Treasury, which includes the Treasury department as well as the residual expense associated with operational and support expense allocations. The Corporate Other and Treasury segment also includes differences created between internal management accounting practices and generally accepted accounting principles, certain matched-maturity funds transfer pricing credits and charges, differences in provision for loan losses compared to net charge-offs, as well as equity and its related impact. A detailed discussion of the line of business results will be included in the Company’s forthcoming quarterly report on Form 10-Q.
Corresponding Financial Tables and Information
Investors are encouraged to review the foregoing summary and discussion of SunTrust’s earnings and financial condition in conjunction with the detailed financial tables and information which SunTrust has also published today and SunTrust’s forthcoming quarterly report on Form 10-Q. Detailed financial tables and other information are also available on the Investor Relations portion of the Company’s website at www.suntrust.com/investorrelations. This information is also included in a current report on Form 8-K furnished with the Securities and Exchange Commission today.
Conference Call
SunTrust management will host a conference call on October 21, 2011, at 8:00 a.m. (Eastern Daylight Time) to discuss the earnings results and business trends. Individuals may call in beginning at 7:45 a.m. (Eastern Daylight Time) by dialing 1-888-972-7805 (Passcode: 3Q11). Individuals calling from outside the United States should dial 1-517-308-9091 (Passcode: 3Q11). A replay of the call will be available approximately one hour after the call ends on October 21, 2011, and will remain available until November 4, 2011, by dialing 1-866-443-8027 (domestic) or 1-203-369-1125 (international). Alternatively, individuals may listen to the live webcast of the presentation by visiting the SunTrust investor relations website at www.suntrust.com/investorrelations. Beginning the afternoon of October 21, 2011, listeners may access an archived version of the webcast in the “Webcasts and Presentations” subsection found on the investor relations webpage. This webcast will be archived and available for one year. A link to the Investor Relations page is also found in the footer of the SunTrust home page.
SunTrust Banks, Inc., headquartered in Atlanta, is one of the nation’s largest banking organizations, serving a broad range of consumer, commercial, corporate and institutional clients. The Company operates an extensive branch and ATM network throughout the Southeast and Mid-Atlantic states and a full array of technology-based, 24-hour delivery channels. The Company also serves clients in selected markets nationally. Its primary businesses include deposit, credit, and trust and investment management services. Through various subsidiaries, the Company provides mortgage banking, insurance, brokerage, equipment leasing, and capital markets services. SunTrust’s Internet address is www.suntrust.com.

Important Cautionary Statement About Forward-Looking Statements
This news release includes non-GAAP financial measures to describe SunTrust’s performance. The reconciliations of those measures to GAAP measures are provided within or in the appendix to this news release. In this news release, the Company presents net interest income and net interest margin on a fully taxable-equivalent (“FTE”) basis, and ratios on an annualized basis. The FTE basis adjusts for the tax-favored status of income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts.
This news release contains forward-looking statements. Any statement that does not describe historical or current facts, is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.
Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010, and in Part II, “Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the periods ended June 30, 2011 and March 31, 2011, and in other periodic reports that we file with the SEC. Those factors include: difficult market conditions have adversely affected our industry; concerns over market volatility continue; the Dodd-Frank Act makes fundamental changes in the regulation of the financial services industry, some of which may adversely affect our business; we are subject to capital adequacy and liquidity guidelines and, if we fail to meet these guidelines, our financial condition would be adversely affected; emergency measures designed to stabilize the U.S. banking system are beginning to wind down; we are subject to credit risk; our ALLL may not be adequate to cover our eventual losses; we will realize future losses if the proceeds we receive upon liquidation of nonperforming assets are less than the carrying value of such assets; weakness in the economy and in the real estate market, including specific weakness within our geographic footprint, has adversely affected us and may continue to adversely affect us; weakness in the real estate market, including the secondary residential mortgage loan markets, has adversely affected us and may continue to adversely affect us; we are subject to certain risks related to originating and selling mortgages. We may be required to repurchase mortgage loans or indemnify mortgage loan purchasers as a result of breaches of representations and warranties, borrower fraud, or certain borrower defaults, which could harm our liquidity, results of operations, and financial condition; we are subject to risks related to delays in the foreclosure process; we may continue to suffer increased losses in our loan portfolio despite enhancement of our underwriting policies; as a financial services company, adverse changes in general business or economic conditions could have a material adverse effect on our financial condition and results of operations; changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital or liquidity; the fiscal and monetary policies of the federal government and its agencies could have a material adverse effect on our earnings; depressed market values for our stock may require us to write down goodwill; clients could pursue alternatives to bank deposits, causing us to lose a relatively inexpensive source of funding; consumers may decide not to use banks to complete their financial transactions, which could affect net income; we have businesses other than banking which subject us to a variety of risks; hurricanes and other natural or man-made disasters may adversely affect loan portfolios and operations and increase the cost of doing business; negative public opinion could damage our reputation and adversely impact business and revenues; the soundness of other financial institutions could adversely affect us; we rely on other companies to provide key components of our business infrastructure; we rely on our systems, employees, and certain counterparties, and certain failures could materially adversely affect our operations; we depend on the accuracy and completeness of information about clients and counterparties; regulation by federal and state agencies could adversely affect the business, revenue, and profit margins; competition in the financial services industry is intense and could result in losing business or margin declines; maintaining or increasing market share depends on market acceptance and regulatory approval of new products and services; we may not pay dividends on your common stock; disruptions in our ability to access global capital markets may negatively affect our capital resources and liquidity; any reduction in our credit rating could increase the cost of our funding from the capital markets; we have in the past and may in the future pursue acquisitions, which could affect costs and from which we may not be able to realize anticipated benefits; we are subject to certain litigation, and our expenses related to this litigation may adversely affect our results; we depend on the expertise of key personnel, and if these individuals leave or change their roles without effective replacements, then our operations may suffer; we may not be able to hire or retain additional qualified personnel and recruiting and compensation costs may increase as a result of turnover, both of which may increase costs and reduce profitability and may adversely impact our ability to implement our business strategies; our accounting policies and processes are critical to how we report our financial condition and results of operations, and they require management to make estimates about matters that are uncertain; changes in our accounting policies or in accounting standards could materially affect how we report our financial results and condition; our stock price can be volatile; our disclosure controls and procedures may not prevent or detect all errors or acts of fraud; our financial instruments carried at fair value expose us to certain market risks; our revenues derived from our investment securities may be volatile and subject to a variety of risks; and we may enter into transactions with off-balance sheet affiliates or our subsidiaries.

SunTrust Banks, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS
(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended September 30%			Nine Months Ended September 30%
	2011	2010	Change [5]	2011	2010	Change [5]
EARNINGS & DIVIDENDS
Net income	$215	$153	41%	$573	$5	NM
Net income/(loss) available to common shareholders	211	84	NM	424	(201)	NM
Total revenue - FTE [1,2]	2,196	2,313	(5)	6,553	6,373	3%
Total revenue - FTE excluding securities gains, net [1,2]	2,194	2,244	(2)	6,455	6,245	3
Net income/(loss) per average common share
Diluted [4]	0.39	0.17	NM	0.81	(0.41)	NM
Diluted excluding effect of accelerated accretion associated with repurchase of preferred stock issued to the U.S. Treasury [1,4]	0.39	0.17	NM	0.95	(0.41)	NM
Basic	0.40	0.17	NM	0.81	(0.41)	NM
Dividends paid per common share	0.05	0.01	NM	0.07	0.03	NM
CONDENSED BALANCE SHEETS
Selected Average Balances
Total assets	$172,076	$171,999	—%	$171,886	$171,569	—%
Earning assets	146,836	147,249	—	146,536	146,538	—
Loans	115,638	113,322	2	115,242	113,587	1
Consumer and commercial deposits	122,974	117,233	5	121,863	116,267	5
Brokered and foreign deposits	2,312	2,740	(16)	2,418	2,945	(18)
Total shareholders’ equity	20,000	23,091	(13)	20,861	22,583	(8)
As of
Total assets	172,553	174,703	(1)
Earning assets	148,991	149,994	(1)
Loans	117,475	115,055	2
Allowance for loan and lease losses	2,600	3,086	(16)
Consumer and commercial deposits	123,933	117,494	5
Brokered and foreign deposits	2,318	2,850	(19)
Total shareholders’ equity	20,200	23,438	(14)
FINANCIAL RATIOS & OTHER DATA
Return on average total assets	0.50%	0.35%	43%	0.45%	—%	NM
Return on average common shareholders’ equity	4.23	1.83	NM	2.96	(1.53)	NM
Net interest margin [2]	3.49	3.41	2	3.52	3.35	5%
Efficiency ratio [2]	71.05	64.80	10	69.69	68.45	2
Tangible efficiency ratio [1,2]	70.55	64.24	10	69.18	67.83	2
Effective tax rate/(benefit)	17.33	8.25	NM	19.15	(102.05)	NM
Tier 1 common equity [3]	9.25	8.02	15
Tier 1 capital [3]	11.05	13.58	(19)
Total capital [3]	13.85	16.42	(16)
Tier 1 leverage [3]	8.85	11.03	(20)
Total average shareholders’ equity to total average assets	11.62	13.42	(13)	12.14	13.16	(8)
Tangible equity to tangible assets [1]	8.38	10.19	(18)

Book value per common share	$37.29	$37.01	1
Tangible book value per common share [1]	25.60	24.42	5
Market price:
High	26.52	27.05	(2)	33.14	31.92	4
Low	16.51	21.79	(24)	16.51	20.16	(18)
Close	17.95	25.83	(31)	17.95	25.83	(31)
Market capitalization	9,639	12,914	(25)
Average common shares outstanding (000s)
Diluted	535,395	498,802	7	524,888	498,515	5
Basic	531,928	495,501	7	521,248	495,243	5
Full-time equivalent employees	29,483	28,599	3
Number of ATMs	2,889	2,928	(1)
Full service banking offices	1,658	1,670	(1)

[1]	See Appendix A for reconcilements of non-GAAP performance measures.

[2]
Total revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue - FTE equals net interest income on a FTE basis plus noninterest income.

[3]	Current period tier 1 common equity, tier 1 capital, total capital and tier 1 leverage ratios are estimated as of the earnings release date.

[4]
For earnings per share calculation purposes, the impact of dilutive securities are excluded from the diluted share count during periods that the Company has recognized a net loss available to common shareholders because the impact would be antidilutive.

[5]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
FIVE QUARTER FINANCIAL HIGHLIGHTS
(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended
	September 30 2011	June 30 2011	March 31 2011	December 31 2010	September 30 2010
EARNINGS & DIVIDENDS
Net income	$215	$178	$180	$185	$153
Net income available to common shareholders	211	174	38	114	84
Total revenue - FTE [1,2]	2,196	2,198	2,160	2,326	2,313
Total revenue - FTE excluding securities gains, net [1,2]	2,194	2,166	2,096	2,262	2,244
Net income per average common share
Diluted	0.39	0.33	0.08	0.23	0.17
Diluted excluding effect of accelerated accretion associated with repurchase of preferred stock issued to the U.S. Treasury [1]	0.39	0.33	0.22	0.23	0.17
Basic	0.40	0.33	0.08	0.23	0.17
Dividends paid per common share	0.05	0.01	0.01	0.01	0.01
CONDENSED BALANCE SHEETS
Selected Average Balances
Total assets	$172,076	$170,527	$173,066	$174,768	$171,999
Earning assets	146,836	145,985	146,786	149,114	147,249
Loans	115,638	114,920	115,162	114,930	113,322
Consumer and commercial deposits	122,974	121,879	120,710	119,688	117,233
Brokered and foreign deposits	2,312	2,340	2,606	2,827	2,740
Total shareholders’ equity	20,000	19,509	23,107	23,576	23,091
As of
Total assets	172,553	172,173	170,794	172,874	174,703
Earning assets	148,991	146,367	145,895	148,473	149,994
Loans	117,475	114,913	114,932	115,975	115,055
Allowance for loan and lease losses	2,600	2,744	2,854	2,974	3,086
Consumer and commercial deposits	123,933	121,671	121,559	120,025	117,494
Brokered and foreign deposits	2,318	3,250	2,426	3,019	2,850
Total shareholders’ equity	20,200	19,660	19,223	23,130	23,438
FINANCIAL RATIOS & OTHER DATA
Return on average total assets	0.50%	0.42%	0.42%	0.42%	0.35%
Return on average common shareholders’ equity	4.23	3.61	0.84	2.44	1.83
Net interest margin [2]	3.49	3.53	3.53	3.44	3.41
Efficiency ratio [2]	71.05	70.17	67.83	66.57	64.80
Tangible efficiency ratio [1,2]	70.55	69.64	67.32	66.07	64.24
Effective tax rate	17.33	24.45	15.54	19.66	8.25
Tier 1 common equity [3]	9.25	9.22	9.05	8.08	8.02
Tier 1 capital [3]	11.05	11.11	11.00	13.67	13.58
Total capital [3]	13.85	14.01	13.92	16.54	16.42
Tier 1 leverage [3]	8.85	8.92	8.72	10.94	11.03
Total average shareholders’ equity to total average assets	11.62	11.44	13.35	13.49	13.42
Tangible equity to tangible assets [1]	8.38	8.07	7.87	10.12	10.19

Book value per common share	$37.29	$36.30	$35.49	$36.34	$37.01
Tangible book value per common share [1]	25.60	24.57	23.79	23.76	24.42
Market price:
High	26.52	30.13	33.14	29.82	27.05
Low	16.51	24.63	27.38	23.25	21.79
Close	17.95	25.80	28.84	29.51	25.83
Market capitalization	9,639	13,852	15,482	14,768	12,914
Average common shares outstanding (000s)
Diluted	535,395	535,416	503,503	499,423	498,802
Basic	531,928	531,792	499,669	495,710	495,501
Full-time equivalent employees	29,483	29,235	29,052	29,056	28,599
Number of ATMs	2,889	2,919	2,924	2,918	2,928
Full service banking offices	1,658	1,661	1,665	1,668	1,670

[1]	See Appendix A for reconcilements of non-GAAP performance measures.

[2]
Total revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue - FTE equals net interest income on a FTE basis plus noninterest income.

[3]	Current period tier 1 common equity, tier 1 capital, total capital and tier 1 leverage ratios are estimated as of the earnings release date.

SunTrust Banks, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended		Increase/(Decrease) [3]		Nine Months Ended		Increase/(Decrease) [3]
	September 30				September 30
	2011	2010	Amount	%	2011	2010	Amount	%
Interest income	$1,538	$1,604	($66)	(4)%	$4,638	$4,747	($109)	(2)%
Interest expense	275	366	(91)	(25)	867	1,160	(293)	(25)
NET INTEREST INCOME	1,263	1,238	25	2	3,771	3,587	184	5
Provision for credit losses	347	615	(268)	(44)	1,186	2,138	(952)	(45)
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	916	623	293	47	2,585	1,449	1,136	78
NONINTEREST INCOME
Service charges on deposit accounts	176	184	(8)	(4)	509	588	(79)	(13)
Trust and investment management income	134	124	10	8	404	373	31	8
Retail investment services	58	52	6	12	175	147	28	19
Other charges and fees	130	137	(7)	(5)	386	399	(13)	(3)
Investment banking income	68	96	(28)	(29)	231	210	21	10
Trading account profits/(losses) and commissions	66	(22)	88	NM	171	80	91	NM
Card fees	104	96	8	8	309	277	32	12
Mortgage production related income	54	133	(79)	(59)	56	86	(30)	(35)
Mortgage servicing related income	58	132	(74)	(56)	202	290	(88)	(30)
Other noninterest income	53	46	7	15	157	119	38	32
Securities gains, net	2	69	(67)	(97)	98	128	(30)	(23)
Total noninterest income	903	1,047	(144)	(14)	2,698	2,697	1	—
NONINTEREST EXPENSE
Employee compensation and benefits	750	709	41	6	2,252	2,083	169	8
Net occupancy expense	90	92	(2)	(2)	268	273	(5)	(2)
Outside processing and software	164	157	7	4	484	463	21	5
Equipment expense	44	45	(1)	(2)	132	128	4	3
Marketing and customer development	41	43	(2)	(5)	125	121	4	3
Amortization of intangible assets	11	13	(2)	(15)	34	39	(5)	(13)
Net (gain)/loss on extinguishment of debt	(1)	12	(13)	NM	(3)	67	(70)	NM
Operating losses	72	27	45	NM	161	57	104	NM
FDIC premium/regulatory exams	80	67	13	19	232	197	35	18
Other noninterest expense	309	334	(25)	(7)	882	934	(52)	(6)
Total noninterest expense	1,560	1,499	61	4	4,567	4,362	205	5
INCOME/(LOSS) BEFORE PROVISION/(BENEFIT) FOR INCOME TAXES	259	171	88	51	716	(216)	932	NM
Provision/(benefit) for income taxes	45	14	31	NM	136	(230)	366	NM
INCOME INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	214	157	57	36	580	14	566	NM
Net income/(loss) attributable to noncontrolling interest	(1)	4	(5)	NM	7	9	(2)	(22)
NET INCOME	$215	$153	$62	41%	$573	$5	$568	NM
NET INCOME/(LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$211	$84	$127	NM	$424	($201)	$625	NM
Net interest income - FTE [1]	1,293	1,266	27	2	3,855	3,676	179	5
Net income/(loss) per average common share
Diluted [2]	0.39	0.17	0.22	NM	0.81	(0.41)	1.22	NM
Basic	0.40	0.17	0.23	NM	0.81	(0.41)	1.22	NM
Cash dividends paid per common share	0.05	0.01	0.04	NM	0.07	0.03	0.04	NM
Average common shares outstanding (000s)
Diluted	535,395	498,802	36,593	7	524,888	498,515	26,373	5
Basic	531,928	495,501	36,427	7	521,248	495,243	26,005	5

[1]
Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis. See Appendix A for a reconcilement of this non-GAAP measure to the related GAAP measure.

[2]
For earnings per share calculation purposes, the impact of dilutive securities are excluded from the diluted share count during periods that the Company has recognized a net loss available to common shareholders because the impact would be antidilutive.

[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME
(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended				Three Months Ended
	September 30	June 30	Increase/(Decrease)[3]		March 31	December 31	September 30
	2011	2011	Amount	%	2011	2010	2010
Interest income	$1,538	$1,546	($8)	(1)%	$1,554	$1,595	$1,604
Interest expense	275	287	(12)	(4)	305	329	366
NET INTEREST INCOME	1,263	1,259	4	—	1,249	1,266	1,238
Provision for credit losses	347	392	(45)	(11)	447	512	615
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	916	867	49	6	802	754	623
NONINTEREST INCOME
Service charges on deposit accounts	176	170	6	4	163	172	184
Trust and investment management income	134	135	(1)	(1)	135	130	124
Retail investment services	58	59	(1)	(2)	58	57	52
Other charges and fees	130	130	—	—	126	135	137
Investment banking income	68	95	(27)	(28)	67	103	96
Trading account profits/(losses) and commissions	66	53	13	25	52	93	(22)
Card fees	104	105	(1)	(1)	100	99	96
Mortgage production related income/(loss)	54	4	50	NM	(1)	41	133
Mortgage servicing related income	58	72	(14)	(19)	72	68	132
Other noninterest income	53	57	(4)	(7)	47	70	46
Securities gains, net	2	32	(30)	(94)	64	64	69
Total noninterest income	903	912	(9)	(1)	883	1,032	1,047
NONINTEREST EXPENSE
Employee compensation and benefits	750	748	2	—	754	738	709
Net occupancy expense	90	89	1	1	89	88	92
Outside processing and software	164	162	2	1	158	174	157
Equipment expense	44	44	—	—	44	46	45
Marketing and customer development	41	46	(5)	(11)	38	56	43
Amortization of intangible assets	11	12	(1)	(8)	11	12	13
Net (gain)/loss on extinguishment of debt	(1)	(1)	—	—	(1)	4	12
Operating losses	72	62	10	16	27	26	27
FDIC premium/regulatory exams	80	81	(1)	(1)	71	69	67
Other noninterest expense	309	299	10	3	274	335	334
Total noninterest expense	1,560	1,542	18	1	1,465	1,548	1,499
INCOME BEFORE PROVISION FOR INCOME TAXES	259	237	22	9	220	238	171
Provision for income taxes	45	58	(13)	(22)	33	45	14
INCOME INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	214	179	35	20	187	193	157
Net income/(loss) attributable to noncontrolling interest	(1)	1	(2)	NM	7	8	4
NET INCOME	$215	$178	$37	21%	$180	$185	$153
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$211	$174	$37	21%	$38	$114	$84
Net interest income - FTE [1]	1,293	1,286	7	1	1,277	1,294	1,266
Net income per average common share
Diluted [2]	0.39	0.33	—	18	0.08	0.23	0.17
Basic	0.40	0.33	—	21	0.08	0.23	0.17
Cash dividends paid per common share	0.05	0.01	—	NM	0.01	0.01	0.01
Average common shares outstanding (000s)
Diluted	535,395	535,416	(21)	—	503,503	499,423	498,802
Basic	531,928	531,792	136	—	499,669	495,710	495,501

[1]
Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis. See Appendix A for a reconcilement of this non-GAAP measure to the related GAAP measure.

[2]
For earnings per share calculation purposes, the impact of dilutive securities are excluded from the diluted share count during periods that the Company has recognized a net loss available to common shareholders because the impact would be antidilutive.

[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Dollars in millions and shares in thousands) (Unaudited)

	As of September 30		Increase/(Decrease)
	2011	2010	Amount	%
ASSETS
Cash and due from banks	$4,637	$3,169	$1,468	46%
Interest-bearing deposits in other banks	21	25	(4)	(16)
Funds sold and securities purchased under agreements to resell	842	962	(120)	(12)
Trading assets	6,288	6,650	(362)	(5)
Securities available for sale	27,502	30,310	(2,808)	(9)
Loans held for sale	2,243	3,114	(871)	(28)
Loans held for investment:
Commercial & industrial	47,985	44,374	3,611	8
Commercial real estate	5,330	6,616	(1,286)	(19)
Commercial construction	1,390	3,052	(1,662)	(54)
Residential mortgages - guaranteed	4,449	4,090	359	9
Residential mortgages - nonguaranteed	23,517	24,124	(607)	(3)
Residential home equity products	15,980	16,913	(933)	(6)
Residential construction	1,046	1,413	(367)	(26)
Consumer student loans - guaranteed	5,333	4,044	1,289	32
Consumer other direct	1,945	1,636	309	19
Consumer indirect	10,003	8,310	1,693	20
Consumer credit cards	497	483	14	3
Total loans held for investment	117,475	115,055	2,420	2
Allowance for loan and lease losses	(2,600)	(3,086)	(486)	(16)
Net loans held for investment	114,875	111,969	2,906	3
Goodwill	6,344	6,323	21	—
Other intangible assets	1,138	1,204	(66)	(5)
Other real estate owned	509	645	(136)	(21)
Other assets	8,154	10,332	(2,178)	(21)
Total assets[1]	$172,553	$174,703	($2,150)	(1)%
LIABILITIES
Deposits:
Noninterest-bearing consumer and commercial deposits	$32,447	$26,707	$5,740	21%
Interest-bearing consumer and commercial deposits:
NOW accounts	24,670	23,444	1,226	5
Money market accounts	43,236	40,798	2,438	6
Savings	4,644	4,051	593	15
Consumer time	12,177	13,966	(1,789)	(13)
Other time	6,759	8,528	(1,769)	(21)
Total consumer and commercial deposits	123,933	117,494	6,439	5
Brokered deposits	2,283	2,409	(126)	(5)
Foreign deposits	35	441	(406)	(92)
Total deposits	126,251	120,344	5,907	5
Funds purchased	998	1,076	(78)	(7)
Securities sold under agreements to repurchase	2,016	2,429	(413)	(17)
Other short-term borrowings	3,218	4,894	(1,676)	(34)
Long-term debt	13,544	15,208	(1,664)	(11)
Trading liabilities	1,735	2,702	(967)	(36)
Other liabilities	4,591	4,612	(21)	—
Total liabilities	152,353	151,265	1,088	1
SHAREHOLDERS' EQUITY
Preferred stock, no par value	172	4,935	(4,763)	(97)
Common stock, $1.00 par value	550	515	35	7
Additional paid in capital	9,314	8,443	871	10
Retained earnings	8,933	8,432	501	6
Treasury stock, at cost, and other	(795)	(952)	(157)	(16)
Accumulated other comprehensive income	2,026	2,065	(39)	(2)
Total shareholders' equity	20,200	23,438	(3,238)	(14)
Total liabilities and shareholders' equity	$172,553	$174,703	($2,150)	(1)%

Common shares outstanding	537,001	499,955	37,046	7%
Common shares authorized	750,000	750,000	—	—
Preferred shares outstanding	2	50	(48)	(96)
Preferred shares authorized	50,000	50,000	—	—
Treasury shares of common stock	12,919	14,712	(1,793)	(12)

[1]Includes earning assets of	$148,991	$149,994	($1,003)	(1)%

SunTrust Banks, Inc. and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEETS
(Dollars in millions and shares in thousands) (Unaudited)

	As of				As of
	September 30	June 30	Increase/(Decrease)		March 31	December 31	September 30
	2011	2011	Amount	%	2011	2010	2010
ASSETS
Cash and due from banks	$4,637	$5,633	($996)	(18)%	$5,216	$4,296	$3,169
Interest-bearing deposits in other banks	21	20	1	5	20	24	25
Funds sold and securities purchased under agreements to resell	842	1,134	(292)	(26)	981	1,058	962
Trading assets	6,288	6,586	(298)	(5)	6,289	6,175	6,650
Securities available for sale	27,502	27,216	286	1	26,569	26,895	30,310
Loans held for sale	2,243	2,052	191	9	2,165	3,501	3,114
Loans held for investment:
Commercial & industrial	47,985	45,922	2,063	4	45,080	44,753	44,374
Commercial real estate	5,330	5,707	(377)	(7)	6,043	6,167	6,616
Commercial construction	1,390	1,740	(350)	(20)	2,109	2,568	3,052
Residential mortgages - guaranteed	4,449	4,513	(64)	(1)	4,516	4,520	4,090
Residential mortgages - nonguaranteed	23,517	23,224	293	1	23,443	23,959	24,124
Residential home equity products	15,980	16,169	(189)	(1)	16,382	16,751	16,913
Residential construction	1,046	1,118	(72)	(6)	1,208	1,291	1,413
Consumer student loans - guaranteed	5,333	4,620	713	15	4,477	4,260	4,044
Consumer other direct	1,945	1,863	82	4	1,786	1,722	1,636
Consumer indirect	10,003	9,630	373	4	9,469	9,499	8,310
Consumer credit cards	497	407	90	22	419	485	483
Total loans held for investment	117,475	114,913	2,562	2	114,932	115,975	115,055
Allowance for loan and lease losses	(2,600)	(2,744)	(144)	(5)	(2,854)	(2,974)	(3,086)
Net loans held for investment	114,875	112,169	2,706	2	112,078	113,001	111,969
Goodwill	6,344	6,343	1	—	6,324	6,323	6,323
Other intangible assets	1,138	1,539	(401)	(26)	1,659	1,571	1,204
Other real estate owned	509	483	26	5	534	596	645
Other assets	8,154	8,998	(844)	(9)	8,959	9,434	10,332
Total assets[1]	$172,553	$172,173	$380	—%	$170,794	$172,874	$174,703
LIABILITIES
Deposits:
Noninterest-bearing consumer and commercial deposits	$32,447	$30,591	$1,856	6%	$28,521	$27,290	$26,707
Interest-bearing consumer and commercial deposits:
NOW accounts	24,670	24,330	340	1	25,462	26,115	23,444
Money market accounts	43,236	42,427	809	2	43,055	42,005	40,798
Savings	4,644	4,600	44	1	4,518	4,094	4,051
Consumer time	12,177	12,598	(421)	(3)	12,747	12,879	13,966
Other time	6,759	7,125	(366)	(5)	7,256	7,642	8,528
Total consumer and commercial deposits	123,933	121,671	2,262	2	121,559	120,025	117,494
Brokered deposits	2,283	2,345	(62)	(3)	2,369	2,365	2,409
Foreign deposits	35	905	(870)	(96)	57	654	441
Total deposits	126,251	124,921	1,330	1	123,985	123,044	120,344
Funds purchased	998	939	59	6	1,150	951	1,076
Securities sold under agreements to repurchase	2,016	2,253	(237)	(11)	2,113	2,180	2,429
Other short-term borrowings	3,218	2,791	427	15	2,858	2,690	4,894
Long-term debt	13,544	13,693	(149)	(1)	14,663	13,648	15,208
Trading liabilities	1,735	3,026	(1,291)	(43)	2,731	2,678	2,702
Other liabilities	4,591	4,890	(299)	(6)	4,071	4,553	4,612
Total liabilities	152,353	152,513	(160)	—	151,571	149,744	151,265
SHAREHOLDERS’ EQUITY
Preferred stock, no par value	172	172	—	—	172	4,942	4,935
Common stock, $1.00 par value	550	550	—	—	550	515	515
Additional paid in capital	9,314	9,330	(16)	—	9,324	8,403	8,443
Retained earnings	8,933	8,745	188	2	8,575	8,542	8,432
Treasury stock, at cost, and other	(795)	(805)	(10)	(1)	(823)	(888)	(952)
Accumulated other comprehensive income	2,026	1,668	358	21	1,425	1,616	2,065
Total shareholders’ equity	20,200	19,660	540	3	19,223	23,130	23,438
Total liabilities and shareholders’ equity	$172,553	$172,173	$380	—%	$170,794	$172,874	$174,703

Common shares outstanding	537,001	536,907	94	—%	536,817	500,436	499,955
Common shares authorized	750,000	750,000	—	—	750,000	750,000	750,000
Preferred shares outstanding	2	2	—	—	2	50	50
Preferred shares authorized	50,000	50,000	—	—	50,000	50,000	50,000
Treasury shares of common stock	12,919	13,014	(95)	(1)	13,104	14,231	14,712
[1]Includes earning assets of	$148,991	$146,367	$2,624	2%	$145,895	$148,473	$149,994

SunTrust Banks, Inc. and Subsidiaries CONSOLIDATED DAILY AVERAGE BALANCES, AVERAGE YIELDS EARNED AND RATES PAID (Dollars in millions; yields on taxable-equivalent basis) (Unaudited)
	Three Months Ended						Increase/(Decrease) From
	September 30, 2011			June 30, 2011			Sequential Quarter
	Average Balances	Interest Income/Expense	Yields/ Rates	Average Balances	Interest Income/Expense	Yields/ Rates	Average Balances	Yields/ Rates
ASSETS
Loans (Post-Adoption):[1]
Commercial and industrial - FTE [2]	$46,261	$595	5.11%	$45,158	$583	5.17%	$1,103	(0.06)%
Commercial real estate	5,192	49	3.72	5,479	50	3.66	(287)	0.06
Commercial construction	1,043	10	3.90	1,204	11	3.83	(161)	0.07
Residential mortgages - guaranteed	4,349	39	3.59	4,387	39	3.57	(38)	0.02
Residential mortgages -non guaranteed	21,888	266	4.87	21,794	273	5.01	94	(0.14)
Home equity products	15,718	148	3.74	15,924	150	3.77	(206)	(0.03)
Residential construction	826	11	5.10	885	12	5.24	(59)	(0.14)
Guaranteed student loans	4,765	52	4.35	4,552	49	4.37	213	(0.02)
Other direct	1,906	23	4.67	1,823	22	4.79	83	(0.12)
Indirect	9,761	109	4.44	9,459	111	4.70	302	(0.26)
Credit cards	522	15	11.31	457	15	12.98	65	(1.67)
Nonaccrual	3,407	7	0.79	3,798	10	1.08	(391)	(0.29)
Total loans	115,638	1,324	4.54	114,920	1,325	4.62	718	(0.08)
Securities available for sale:
Taxable	23,768	195	3.29	23,711	199	3.35	57	(0.06)
Tax-exempt - FTE [2]	485	7	5.44	517	7	5.47	(32)	(0.03)
Total securities available for sale	24,253	202	3.33	24,228	206	3.40	25	(0.07)
Funds sold and securities purchased under agreements to resell	977	—	—	1,079	—	—	(102)	—
Loans held for sale	2,032	21	4.11	2,104	22	4.17	(72)	(0.06)
Interest-bearing deposits	21	—	0.15	23	—	0.16	(2)	(0.01)
Interest earning trading assets	3,915	21	2.09	3,631	20	2.30	284	(0.21)
Total earning assets	146,836	1,568	4.23	145,985	1,573	4.32	851	(0.09)
Allowance for loan and lease losses	(2,682)			(2,740)			58
Cash and due from banks	5,567			4,452			1,115
Other assets	16,676			17,348			(672)
Noninterest earning trading assets	2,897			2,999			(102)
Unrealized gains on securities available for sale, net	2,782			2,483			299
Total assets	$172,076			$170,527			$1,549
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$23,979	$8	0.13%	$24,672	$10	0.16%	($693)	(0.03)%
Money market accounts	43,095	39	0.36	42,865	43	0.40	230	(0.04)
Savings	4,622	2	0.15	4,587	2	0.18	35	(0.03)
Consumer time	12,404	49	1.59	12,712	51	1.60	(308)	(0.01)
Other time	6,940	30	1.70	7,203	31	1.74	(263)	(0.04)
Total interest-bearing consumer and commercial deposits	91,040	128	0.56	92,039	137	0.60	(999)	(0.04)
Brokered deposits	2,303	26	4.34	2,317	25	4.38	(14)	(0.04)
Foreign deposits	9	—	0.13	23	—	0.05	(14)	0.08
Total interest-bearing deposits	93,352	154	0.65	94,379	162	0.69	(1,027)	(0.04)
Funds purchased	1,069	—	0.11	1,001	—	0.12	68	(0.01)
Securities sold under agreements to repurchase	2,170	1	0.15	2,264	1	0.14	(94)	0.01
Interest-bearing trading liabilities	878	7	2.95	922	8	3.39	(44)	(0.44)
Other short-term borrowings	3,063	3	0.40	2,934	3	0.38	129	0.02
Long-term debt	13,667	110	3.19	13,765	113	3.30	(98)	(0.11)
Total interest-bearing liabilities	114,199	275	0.95	115,265	287	1.00	(1,066)	(0.05)
Noninterest-bearing deposits	31,934			29,840			2,094
Other liabilities	4,069			3,823			246
Noninterest-bearing trading liabilities	1,874			2,090			(216)
Shareholders’ equity	20,000			19,509			491
Total liabilities and shareholders’ equity	$172,076			$170,527			$1,549
Interest Rate Spread			3.28%			3.32%		(0.04)%
Net Interest Income - FTE [2]		$1,293			$1,286
Net Interest Margin [3]			3.49%			3.53%		(0.04)%

1 Average balances, interest income, and yields are presented using the new loan classifications as initially adopted in the Company’s 2010 Annual Report on Form 10-K. Due to the inability of the Company to present 2010 periods using the new classifications, the 2011 amounts have also been presented using prior loan classifications on the next page.
2 The fully taxable-equivalent(“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.
3 The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries CONSOLIDATED DAILY AVERAGE BALANCES, AVERAGE YIELDS EARNED AND RATES PAID, continued (Dollars in millions; yields on taxable-equivalent basis) (Unaudited)
	Three Months Ended						Increase/(Decrease) From
	September 30, 2011			June 30, 2011			Sequential Quarter		Prior Year Quarter
	Average Balances	Interest Income/ Expense	Yields/Rates	Average Balances	Interest Income/ Expense	Yields/Rates	Average Balances	Yields/Rates	Average Balances	Yields/Rates
ASSETS
Loans (Pre-Adoption): [1]
Real estate residential mortgage 1-4 family	$28,870	$347	4.81%	$28,971	$357	4.93%	($101)	(0.12)%	($382)	(0.46)%
Real estate construction	1,969	20	3.96	2,167	21	3.90	(198)	0.06	(1,462)	0.18
Real estate home equity lines	14,210	121	3.37	14,347	121	3.37	(137)	—	(575)	(0.03)
Real estate commercial	12,620	128	4.03	13,156	132	4.02	(536)	0.01	(1,546)	(0.05)
Commercial - FTE [2]	36,686	491	5.31	35,211	476	5.42	1,475	(0.11)	4,195	(0.29)
Credit card	1,026	21	8.08	967	20	8.33	59	(0.25)	(23)	(0.29)
Consumer - direct	7,089	80	4.49	6,844	77	4.52	245	(0.03)	1,217	0.04
Consumer - indirect	9,761	109	4.44	9,459	111	4.70	302	(0.26)	1,991	(1.06)
Nonaccrual	3,407	7	0.79	3,798	10	1.08	(391)	(0.29)	(1,099)	(0.09)
Total loans	115,638	1,324	4.54	114,920	1,325	4.62	718	(0.08)	2,316	(0.20)
Securities available for sale:
Taxable	23,768	195	3.29	23,711	199	3.35	57	(0.06)	(1,734)	0.03
Tax-exempt - FTE [2]	485	7	5.44	517	7	5.47	(32)	(0.03)	(247)	0.18
Total securities available for sale	24,253	202	3.33	24,228	206	3.40	25	(0.07)	(1,981)	0.01
Funds sold and securities purchased under agreements to resell	977	—	—	1,079	—	—	(102)	—	(44)	(0.08)
Loans held for sale	2,032	21	4.11	2,104	22	4.17	(72)	(0.06)	(1,244)	(0.22)
Interest-bearing deposits	21	—	0.15	23	—	0.16	(2)	(0.01)	(4)	0.05
Interest earning trading assets	3,915	21	2.09	3,631	20	2.30	284	(0.21)	544	(0.66)
Total earning assets	146,836	1,568	4.23	145,985	1,573	4.32	851	(0.09)	(413)	(0.17)
Allowance for loan and lease losses	(2,682)			(2,740)			58		353
Cash and due from banks	5,567			4,452			1,115		1,367
Other assets	16,676			17,348			(672)		(1,343)
Noninterest earning trading assets	2,897			2,999			(102)		(274)
Unrealized gains on securities available for sale, net	2,782			2,483			299		387
Total assets	$172,076			$170,527			$1,549		$77
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$23,979	$8	0.13%	$24,672	$10	0.16%	($693)	(0.03)%	$465	(0.10)%
Money market accounts	43,095	39	0.36	42,865	43	0.40	230	(0.04)	3,256	(0.21)
Savings	4,622	2	0.15	4,587	2	0.18	35	(0.03)	548	(0.07)
Consumer time	12,404	49	1.59	12,712	51	1.60	(308)	(0.01)	(1,977)	(0.28)
Other time	6,940	30	1.70	7,203	31	1.74	(263)	(0.04)	(1,974)	(0.32)
Total interest-bearing consumer and commercial deposits	91,040	128	0.56	92,039	137	0.60	(999)	(0.04)	318	(0.25)
Brokered deposits	2,303	26	4.34	2,317	25	4.38	(14)	(0.04)	(115)	(0.19)
Foreign deposits	9	—	0.13	23	—	0.05	(14)	0.08	(313)	(0.02)
Total interest-bearing deposits	93,352	154	0.65	94,379	162	0.69	(1,027)	(0.04)	(110)	(0.26)
Funds purchased	1,069	—	0.11	1,001	—	0.12	68	(0.01)	(107)	(0.09)
Securities sold under agreements to repurchase	2,170	1	0.15	2,264	1	0.14	(94)	0.01	(335)	(0.01)
Interest-bearing trading liabilities	878	7	2.95	922	8	3.39	(44)	(0.44)	(39)	(0.66)
Other short-term borrowings	3,063	3	0.40	2,934	3	0.38	129	0.02	(129)	—
Long-term debt	13,667	110	3.19	13,765	113	3.30	(98)	(0.11)	(1,729)	(0.37)
Total interest-bearing liabilities	114,199	275	0.95	115,265	287	1.00	(1,066)	(0.05)	(2,449)	(0.29)
Noninterest-bearing deposits	31,934			29,840			2,094		5,423
Other liabilities	4,069			3,823			246		178
Noninterest-bearing trading liabilities	1,874			2,090			(216)		16
Shareholders’ equity	20,000			19,509			491		(3,091)
Total liabilities and shareholders’ equity	$172,076			$170,527			$1,549		$77
Interest Rate Spread			3.28%			3.32%		(0.04)%		0.12%
Net Interest Income - FTE [2]		$1,293			$1,286
Net Interest Margin [3]			3.49%			3.53%		(0.04)%		0.08%

1 For comparability to prior periods, the Company has presented loans in this table using the prior period loan classifications. The previous page presents average balances, interest income, and yields for loans under the new classification that aligns with the new loan class presentation in the Company’s 2010 Annual Report on Form 10-K.
2 The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.
3 The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries CONSOLIDATED DAILY AVERAGE BALANCES, AVERAGE YIELDS EARNED AND RATES PAID, continued (Dollars in millions; yields on taxable-equivalent basis) (Unaudited)
	Three Months Ended
	March 31, 2011			December 31, 2010			September 30, 2010
	Average Balances	Interest Income/ Expense	Yields/Rates	Average Balances	Interest Income/ Expense	Yields/Rates	Average Balances	Interest Income/ Expense	Yields/Rates
ASSETS
Loans:
Real estate residential mortgage 1-4 family	$29,427	$369	5.01%	$29,789	$378	5.07%	$29,252	$386	5.27%
Real estate construction	2,487	24	3.95	2,839	28	3.98	3,431	33	3.78
Real estate home equity lines	14,571	121	3.37	14,738	126	3.38	14,785	127	3.40
Real estate commercial	13,514	137	4.10	13,967	143	4.07	14,166	146	4.08
Commercial - FTE [1]	33,925	472	5.64	33,067	472	5.67	32,491	459	5.60
Credit card	1,013	21	8.13	1,054	21	8.04	1,049	22	8.37
Consumer - direct	6,723	74	4.49	6,565	73	4.38	5,872	66	4.45
Consumer - indirect	9,473	114	4.89	8,683	114	5.19	7,770	108	5.50
Nonaccrual [2]	4,029	8	0.77	4,228	7	0.67	4,506	8	0.88
Total loans	115,162	1,340	4.72	114,930	1,362	4.70	113,322	1,355	4.74
Securities available for sale:
Taxable	23,705	185	3.12	25,702	196	3.05	25,502	208	3.26
Tax-exempt - FTE [1]	549	7	5.54	627	8	5.27	732	10	5.26
Total securities available for sale	24,254	192	3.17	26,329	204	3.11	26,234	218	3.32
Funds sold and securities purchased under agreements to resell	1,064	—	0.01	964	—	0.02	1,021	—	0.08
Loans held for sale	2,726	28	4.13	3,312	35	4.17	3,276	35	4.33
Interest-bearing deposits	22	—	0.13	25	—	0.14	25	—	0.10
Interest earning trading assets	3,558	22	2.49	3,554	22	2.43	3,371	24	2.75
Total earning assets	146,786	1,582	4.37	149,114	1,623	4.32	147,249	1,632	4.40
Allowance for loan and lease losses	(2,852)			(2,958)			(3,035)
Cash and due from banks	6,485			4,889			4,200
Other assets	17,699			17,929			18,019
Noninterest earning trading assets	2,654			3,130			3,171
Unrealized gains on securities available for sale, net	2,294			2,664			2,395
Total assets	$173,066			$174,768			$171,999
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$25,370	$11	0.17%	$24,637	$12	0.20%	$23,514	$13	0.23%
Money market accounts	42,603	48	0.46	41,711	53	0.50	39,839	57	0.57
Savings	4,266	1	0.13	4,087	2	0.19	4,074	3	0.22
Consumer time	12,774	51	1.61	13,360	57	1.68	14,381	68	1.87
Other time	7,417	33	1.78	8,045	37	1.85	8,914	45	2.02
Total interest-bearing consumer and commercial deposits	92,430	144	0.63	91,840	161	0.70	90,722	186	0.81
Brokered deposits	2,347	25	4.36	2,411	27	4.36	2,418	28	4.53
Foreign deposits	259	—	0.15	416	—	0.15	322	—	0.15
Total interest-bearing deposits	95,036	169	0.72	94,667	188	0.79	93,462	214	0.91
Funds purchased	1,114	—	0.18	1,092	1	0.19	1,176	1	0.20
Securities sold under agreements to repurchase	2,302	1	0.16	2,541	1	0.17	2,505	1	0.16
Interest-bearing trading liabilities	930	8	3.34	812	7	3.55	917	9	3.61
Other short-term borrowings	2,760	3	0.41	3,464	4	0.40	3,192	3	0.40
Long-term debt	13,806	124	3.64	14,914	128	3.41	15,396	138	3.56
Total interest-bearing liabilities	115,948	305	1.07	117,490	329	1.11	116,648	366	1.24
Noninterest-bearing deposits	28,280			27,848			26,511
Other liabilities	3,955			4,045			3,891
Noninterest-bearing trading liabilities	1,776			1,809			1,858
Shareholders’ equity	23,107			23,576			23,091
Total liabilities and shareholders’ equity	$173,066			$174,768			$171,999
Interest Rate Spread			3.30%			3.21%			3.16%
Net Interest Income - FTE [1]		$1,277			$1,294			$1,266
Net Interest Margin [3]			3.53%			3.44%			3.41%

[1]
The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[2]
Accruing TDRs were classified in Nonaccrual during prior periods. Due to sustained performance, accruing TDRs have been reclassified to the applicable loan category where the related interest income is being classified in all periods presented.

[3]	The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries CONSOLIDATED DAILY AVERAGE BALANCES, AVERAGE YIELDS EARNED AND RATES PAID, continued (Dollars in millions; yields on taxable-equivalent basis) (Unaudited)
	Nine Months Ended
	September 30, 2011
	Average Balances	Interest Income/Expense	Yields/ Rates
ASSETS
Loans:
Commercial and industrial - FTE [1]	$45,208	$1,760	5.21%
Commercial real estate	5,462	152	3.71
Commercial construction	1,236	35	3.84
Residential mortgages - guaranteed	4,347	113	3.47
Residential mortgages - nonguaranteed	21,950	826	5.02
Home equity products	15,950	449	3.76
Residential construction	891	35	5.18
Guaranteed student loans	4,566	148	4.34
Other direct	1,824	66	4.82
Indirect	9,566	334	4.67
Credit cards	500	45	11.90
Nonaccrual	3,742	25	0.88
Total loans	115,242	3,988	4.63
Securities available for sale:
Taxable	23,728	579	3.25
Tax-exempt - FTE [1]	517	21	5.49
Total securities available for sale	24,245	600	3.30
Funds sold and securities purchased under agreements to resell	1,040	—	—
Loans held for sale	2,285	71	4.14
Interest-bearing deposits	22	—	0.14
Interest earning trading assets	3,702	63	2.28
Total earning assets	146,536	4,722	4.31
Allowance for loan and lease losses	(2,757)
Cash and due from banks	5,498
Other assets	17,237
Noninterest earning trading assets	2,851
Unrealized gains on securities available for sale, net	2,521
Total assets	$171,886
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$24,669	$29	0.15%
Money market accounts	42,856	130	0.41
Savings	4,493	5	0.16
Consumer time	12,629	151	1.60
Other time	7,185	94	1.74
Total interest-bearing consumer and commercial deposits	91,832	409	0.60
Brokered deposits	2,322	77	4.36
Foreign deposits	96	—	0.14
Total interest-bearing deposits	94,250	486	0.69
Funds purchased	1,061	1	0.14
Securities sold under agreements to repurchase	2,245	2	0.15
Interest-bearing trading liabilities	910	22	3.23
Other short-term borrowings	2,920	9	0.40
Long-term debt	13,745	347	3.38
Total interest-bearing liabilities	115,131	867	1.01
Noninterest-bearing deposits	30,031
Other liabilities	3,949
Noninterest-bearing trading liabilities	1,914
Shareholders’ equity	20,861
Total liabilities and shareholders’ equity	$171,886
Interest Rate Spread			3.30%
Net Interest Income - FTE [1]		$3,855
Net Interest Margin [2]			3.52%

1The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.
2The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries OTHER FINANCIAL DATA (Dollars in millions) (Unaudited)
	Three Months Ended September 30				Nine Months Ended September 30
			Increase/(Decrease)				Increase/(Decrease)
	2011	2010	Amount	%	2011	2010	Amount	%
CREDIT DATA
Allowance for credit losses - beginning	$2,795	$3,216	($421)	(13)%	$3,032	$3,235	($203)	(6)%
Provision/(benefit) for unfunded commitments	(1)	(5)	(4)	(80)	(8)	(60)	(52)	(87)
Provision for loan losses
Commercial	86	186	(100)	(54)	318	671	(353)	(53)
Residential	236	392	(156)	(40)	810	1,406	(596)	(42)
Consumer	26	42	(16)	(38)	66	122	(56)	(46)
Total provision for loan losses	348	620	(272)	(44)	1,194	2,199	(1,005)	(46)
Charge-offs
Commercial	(214)	(251)	(37)	(15)	(619)	(694)	(75)	(11)
Residential	(282)	(433)	(151)	(35)	(970)	(1,511)	(541)	(36)
Consumer	(40)	(41)	(1)	(2)	(125)	(150)	(25)	(17)
Total charge-offs	(536)	(725)	(189)	(26)	(1,714)	(2,355)	(641)	(27)
Recoveries
Commercial	29	20	9	45	99	72	27	38
Residential	3	5	(2)	(40)	14	15	(1)	(7)
Consumer	12	10	2	20	33	35	(2)	(6)
Total recoveries	44	35	9	26	146	122	24	20
Net charge-offs	(492)	(690)	(198)	(29)	(1,568)	(2,233)	(665)	(30)
Allowance for credit losses - ending	$2,650	$3,141	($491)	(16)%	$2,650	$3,141	($491)	(16)%
Components:
Allowance for loan and lease losses	$2,600	$3,086	($486)	(16)%
Unfunded commitments reserve	50	55	(5)	(9)
Allowance for credit losses	$2,650	$3,141	($491)	(16)%
Net charge-offs to average loans (annualized)[1]
Commercial	1.37%	1.70%	(0.33)%		1.30%	1.51%	(0.21)%
Residential	2.47	3.68	(1.21)		2.83	4.33	(1.50)
Consumer	0.66	0.91	(0.25)		0.75	1.24	(0.49)
Total net charge-offs to total average loans	1.69%	2.42%	(0.73)%		1.82%	2.63%	(0.81)%
Period Ended
Nonaccrual/nonperforming loans
Commercial	$1,205	$2,058	($853)	(41)%
Residential	2,007	2,273	(266)	(12)
Consumer	27	42	(15)	(36)
Total nonaccrual/nonperforming loans	3,239	4,373	(1,134)	(26)
Other real estate owned (“OREO”)	509	645	(136)	(21)
Other repossessed assets	15	51	(36)	(71)
Total nonperforming assets	$3,763	$5,069	($1,306)	(26)%

Accruing restructured loans	$2,824	$2,516	$308	12%
Nonaccruing restructured loans	883	988	(105)	(11)
Accruing loans past due > 90 days (guaranteed)	1,708	1,425	283	20
Accruing loans past due > 90 days (non-guaranteed)	116	155	(39)	(25)

Total nonperforming loans to total loans	2.76%	3.80%	(1.04)%	(27)%
Total nonperforming assets to total loans plus OREO, other repossessed assets, and nonperforming LHFS	3.19	4.38	(1.19)	(27)
Allowance to period-end loans[2,3]	2.22	2.69	(0.47)	(17)
Allowance to nonperforming loans[2,3]	80.92	71.07	9.85	14
Allowance to annualized net charge-offs[2]	1.33x	1.13x	0.20x	18

1 Average loans under the new loan classifications in periods prior to the first quarter of 2011 were computed using monthly averages due to an inability to calculate daily averages for prior periods. The Company believes that monthly averages are representative of its operations and materially approximates daily averages.
2 This ratio is computed using the allowance for loan and lease losses.
3 Loans carried at fair value were excluded from the calculation.

SunTrust Banks, Inc. and Subsidiaries FIVE QUARTER OTHER FINANCIAL DATA (Dollars in millions) (Unaudited)
	Three Months Ended
	September 30	June 30	Increase/(Decrease)		March 31	December 31	September 30
	2011	2011	Amount	%	2011	2010	2010
CREDIT DATA
Allowance for credit losses - beginning	$2,795	$2,908	($113)	(4)%	$3,032	$3,141	$3,216
Provision/(benefit) for unfunded commitments	(1)	(3)	(2)	(67)	(4)	3	(5)
Provision for loan losses
Commercial	86	124	(38)	(31)	108	104	186
Residential	236	252	(16)	(6)	322	379	392
Consumer	26	19	7	37	21	26	42
Total provision for loan losses	348	395	(47)	(12)	451	509	620
Charge-offs
Commercial	(214)	(220)	(6)	(3)	(185)	(228)	(251)
Residential	(282)	(303)	(21)	(7)	(385)	(390)	(433)
Consumer	(40)	(40)	—	—	(45)	(45)	(41)
Total charge-offs	(536)	(563)	(27)	(5)	(615)	(663)	(725)
Recoveries
Commercial	29	41	(12)	(29)	29	25	20
Residential	3	6	(3)	(50)	5	7	5
Consumer	12	11	1	9	10	10	10
Total recoveries	44	58	(14)	(24)	44	42	35
Net charge-offs	(492)	(505)	(13)	(3)	(571)	(621)	(690)
Allowance for credit losses - ending	$2,650	$2,795	($145)	(5)%	$2,908	$3,032	$3,141
Components:
Allowance for loan and lease losses	$2,600	$2,744	($144)	(5)%	$2,854	$2,974	$3,086
Unfunded commitments reserve	50	51	(1)	(2)	54	58	55
Allowance for credit losses	$2,650	$2,795	($145)	(5)%	$2,908	$3,032	$3,141
Net charge-offs to average loans (annualized)[1]
Commercial	1.37%	1.34%	0.03%		1.19%	1.50%	1.70%
Residential	2.47	2.65	(0.18)		3.37	3.28	3.68
Consumer	0.66	0.71	(0.05)		0.89	0.93	0.91
Total net charge-offs to total average loans	1.69%	1.76%	(0.07)%		2.01%	2.14%	2.42%
Period Ended
Nonaccrual/nonperforming loans
Commercial	$1,205	$1,563	($358)	(23)%	$1,863	$1,887	$2,058
Residential	2,007	2,013	(6)	—	2,076	2,188	2,273
Consumer	27	34	(7)	(21)	32	35	42
Total nonaccrual/nonperforming loans	3,239	3,610	(371)	(10)	3,971	4,110	4,373
OREO	509	483	26	5	534	596	645
Other repossessed assets	15	11	4	36	16	52	51
Nonperforming LHFS	—	—	—	—	47	—	—
Total nonperforming assets	$3,763	$4,104	($341)	(8)%	$4,568	$4,758	$5,069

Accruing restructured loans	$2,824	$2,719	$105	4%	$2,643	$2,613	$2,516
Nonaccruing restructured loans	883	923	(40)	(4)	976	1,005	988
Accruing loans past due > 90 days (guaranteed)	1,708	1,567	141	9	1,570	1,481	1,425
Accruing loans past due > 90 days (non-guaranteed)	116	69	47	68	88	84	155

Total nonperforming loans to total loans	2.76%	3.14%	(0.38)%	(12)%	3.46%	3.54%	3.80%
Total nonperforming assets to total loans plus OREO, other repossessed assets, and nonperforming LHFS	3.19	3.56	(0.37)	(10)	3.95	4.08	4.38
Allowance to period-end loans[2,3]	2.22	2.40	(0.18)	(8)	2.49	2.58	2.69
Allowance to nonperforming loans[2,3]	80.92	76.57	4.35	6	72.29	72.86	71.07
Allowance to annualized net charge-offs[2]	1.33x	1.35x	(0.02)x	(1)	1.23x	1.21x	1.13x

1 Average loans under the new loan classifications in periods prior to the first quarter of 2011 were computed using monthly averages due to an inability to calculate daily averages for prior periods. The Company believes that monthly averages are representative of its operations and materially approximates daily averages.
2 This ratio is computed using the allowance for loan and lease losses.
3 Loans carried at fair value were excluded from the calculation.

SunTrust Banks, Inc. and Subsidiaries OTHER FINANCIAL DATA, continued (Dollars in millions) (Unaudited)
	Three Months Ended September 30				Nine Months Ended September 30
	Core Deposit Intangibles	MSRs - Fair Value	Other	Total	Core Deposit Intangibles	MSRs - LOCOM	MSRs - Fair Value	Other	Total
OTHER INTANGIBLE ASSET ROLLFORWARD
Balance, beginning of period	$85	$1,298	$60	$1,443	$104	$604	$936	$67	$1,711
Designated at fair value (transfers from amortized cost)	—	—	—	—	—	(604)	604	—	—
Amortization	(10)	—	(3)	(13)	(29)	—	—	(10)	(39)
Mortgage Servicing Rights (“MSRs”) originated	—	64	—	64	—	—	198	—	198
Fair value change due to fair value election	—	—	—	—	—	—	145	—	145
Fair value changes due to inputs and assumptions	—	(241)	—	(241)	—	—	(643)	—	(643)
Other changes in fair value	—	(49)	—	(49)	—	—	(168)	—	(168)
Balance, September 30, 2010	$75	$1,072	$57	$1,204	$75	$—	$1,072	$57	$1,204
Balance, beginning of period	$51	$1,423	$65	$1,539	$67	$—	$1,439	$65	$1,571
Amortization	(7)	—	(4)	(11)	(23)	—	—	(11)	(34)
MSRs originated	—	47	—	47	—	—	183	—	183
Sale of MSRs	—	—	—	—	—	—	(7)	—	(7)
Fair value changes due to inputs and assumptions	—	(391)	—	(391)	—	—	(443)	—	(443)
Other changes in fair value	—	(46)	—	(46)	—	—	(139)	—	(139)
Other	—	—	—	—	—	—	—	7	7
Balance, September 30, 2011	$44	$1,033	$61	$1,138	$44	$—	$1,033	$61	$1,138

	Three Months Ended
	September 30 2011	June 30 2011	March 31 2011	December 31 2010	September 30 2010
COMMON SHARE ROLLFORWARD (000’s)
Balance, beginning of period	536,907	536,817	500,436	499,955	499,929
Common shares issued/exchanged for employee benefit plans, stock option, and restricted stock activity	94	90	1,127	481	26
Issuance of common stock - Capital Plan	—	—	35,254	—	—
Balance, end of period	537,001	536,907	536,817	500,436	499,955

SunTrust Banks, Inc. and Subsidiaries RECONCILEMENT OF NON-GAAP MEASURES APPENDIX A TO THE EARNINGS RELEASE (Dollars in millions, except per share data) (Unaudited)
	Three Months Ended					Nine Months Ended
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
	2011	2011	2011	2010	2010	2011	2010
NON-GAAP MEASURES PRESENTED IN THE EARNINGS RELEASE[1]
Efficiency ratio[2]	71.05%	70.17%	67.83%	66.57%	64.80%	69.69%	68.45%
Impact of excluding amortization of intangible assets	(0.50)	(0.53)	(0.51)	(0.50)	(0.56)	(0.51)	(0.62)
Tangible efficiency ratio[3]	70.55%	69.64%	67.32%	66.07%	64.24%	69.18%	67.83%
Total shareholders' equity	$20,200	$19,660	$19,223	$23,130	$23,438
Goodwill, net of deferred taxes of $149 million, $144 million, $139 million, $134 million, and $131 million, respectively	(6,195)	(6,199)	(6,185)	(6,189)	(6,192)
Other intangible assets, net of deferred taxes of $18 million, $21 million, $24 million, $26 million, and $30 million, respectively, and MSRs	(1,120)	(1,518)	(1,635)	(1,545)	(1,174)
MSRs	1,033	1,423	1,538	1,439	1,072
Tangible equity	13,918	13,366	12,941	16,835	17,144
Preferred stock	(172)	(172)	(172)	(4,942)	(4,936)
Tangible common equity	$13,746	$13,194	$12,769	$11,893	$12,208
Total assets	$172,553	$172,173	$170,794	$172,874	$174,703
Goodwill	(6,344)	(6,343)	(6,324)	(6,323)	(6,323)
Other intangible assets including MSRs	(1,138)	(1,539)	(1,659)	(1,571)	(1,204)
MSRs	1,033	1,423	1,538	1,439	1,072
Tangible assets	$166,104	$165,714	$164,349	$166,419	$168,248
Tangible equity to tangible assets[4]	8.38%	8.07%	7.87%	10.12%	10.19%
Tangible book value per common share[5]	$25.60	$24.57	$23.79	$23.76	$24.42
Net interest income	$1,263	$1,259	$1,249	$1,266	$1,238	$3,771	$3,587
Taxable-equivalent adjustment	30	27	28	28	28	84	89
Net interest income - FTE	1,293	1,286	1,277	1,294	1,266	3,855	3,676
Noninterest income	903	912	883	1,032	1,047	2,698	2,697
Total revenue - FTE	2,196	2,198	2,160	2,326	2,313	6,553	6,373
Securities gains, net	(2)	(32)	(64)	(64)	(69)	(98)	(128)
Total revenue - FTE excluding net securities gains[6]	$2,194	$2,166	$2,096	$2,262	$2,244	$6,455	$6,245

1 Certain amounts in this schedule are presented net of applicable income taxes, which are calculated based on each subsidiary’s federal and state tax rates and laws. In general, the federal marginal tax rate is 35%, but the state marginal tax rates range from 1% to 8% in accordance with the subsidiary’s income tax filing requirements with various tax authorities. In addition, the effective tax rate may differ from the federal and state marginal tax rates in certain cases where a permanent difference exists.
2 Computed by dividing noninterest expense by total revenue - FTE. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.
3 SunTrust presents a tangible efficiency ratio which excludes the amortization of intangible assets other than MSRs. The Company believes this measure is useful to investors because, by removing the effect of these intangible asset costs (the level of which may vary from company to company), it allows investors to more easily compare the Company’s efficiency to other companies in the industry. This measure is utilized by management to assess the efficiency of the Company and its lines of business.
4 SunTrust presents a tangible equity to tangible assets ratio that excludes the after-tax impact of purchase accounting intangible assets. The Company believes this measure is useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity (the level of which may vary from company to company), it allows investors to more easily compare the Company’s capital adequacy to other companies in the industry. This measure is used by management to analyze capital adequacy.
5 SunTrust presents a tangible book value per common share that excludes the after-tax impact of purchase accounting intangible assets and also excludes preferred stock from tangible equity. The Company believes this measure is useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity as well as preferred stock (the level of which may vary from company to company), it allows investors to more easily compare the Company’s book value on common stock to other companies in the industry.
6 SunTrust presents total revenue - FTE excluding net securities gains. The Company believes noninterest income without net securities gains is more indicative of the Company’s performance because it isolates income that is primarily client relationship and client transaction driven and is more indicative of normalized operations.

SunTrust Banks, Inc. and Subsidiaries RECONCILEMENT OF NON-GAAP MEASURES APPENDIX A TO THE EARNINGS RELEASE, continued (Dollars in millions, except per share data) (Unaudited)
	Three Months Ended					Nine Months Ended
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
	2011	2011	2011	2010	2010	2011	2010
NON-GAAP MEASURES PRESENTED IN THE EARNINGS RELEASE[1]
Net income/(loss) available to common shareholders	$211	$174	$38	$114	$84	$424	($201)
Accelerated accretion associated with repurchase of preferred stock issued to the U.S. Treasury	—	—	74	—	—	74	—
Net income/(loss) available to common shareholders excluding accelerated accretion associated with repurchase of preferred stock issued to the U.S. Treasury	$211	$174	$112	$114	$84	$498	($201)
Net income/(loss) per average common share - diluted	$0.39	$0.33	$0.08	$0.23	$0.17	$0.81	($0.41)
Effect of accelerated accretion associated with repurchase of preferred stock issued to the U.S. Treasury	—	—	0.14	—	—	0.14	—
Net income/(loss) per average common share - diluted, excluding effect of accelerated accretion associated with repurchase of preferred stock issued to the U.S. Treasury	$0.39	$0.33	$0.22	$0.23	$0.17	$0.95	($0.41)

RECONCILIATION OF NET INCOME/(LOSS) AVAILABLE TO COMMON SHAREHOLDERS:
Net income	$215	$178	$180	$185	$153	$573	$5
Preferred dividends, Series A	(2)	(2)	(2)	(2)	(2)	(5)	(6)
U.S. Treasury preferred dividends and accretion of discount	—	—	(66)	(67)	(67)	(66)	(200)
Accelerated accretion associated with repurchase of preferred stock issued to the U.S. Treasury	—	—	(74)	—	—	(74)	—
Dividends and undistributed earnings allocated to unvested shares	(2)	(2)	—	(2)	—	(4)	—
Net income/(loss) available to common shareholders	$211	$174	$38	$114	$84	$424	($201)

[1]
Certain amounts in this schedule are presented net of applicable income taxes, which are calculated based on each subsidiary’s federal and state tax rates and laws. In general, the federal marginal tax rate is 35%, but the state marginal tax rates range from 1% to 8% in accordance with the subsidiary’s income tax filing requirements with various tax authorities. In addition, the effective tax rate may differ from the federal and state marginal tax rates in certain cases where a permanent difference exists.

SunTrust Banks, Inc. and Subsidiaries RETAIL BANKING LINE OF BUSINESS (Dollars in millions) (Unaudited)
	Three Months Ended September 30			Nine Months Ended September 30
	2011	2010	% Change	2011	2010	% Change
Statements of Income
Net interest income [1]	$640	$630	2%	$1,897	$1,870	1%
FTE adjustment	—	—	—	—	—	—
Net interest income - FTE	640	630	2	1,897	1,870	1
Provision for credit losses [2]	181	229	(21)	593	765	(22)
Net interest income - FTE - after provision for credit losses	459	401	14	1,304	1,105	18
Noninterest income before securities gains/(losses)	286	278	3	830	857	(3)
Securities gains/(losses), net	—	—	—	—	—	—
Total noninterest income	286	278	3	830	857	(3)
Noninterest expense before amortization of intangible assets	646	613	5	1,912	1,820	5
Amortization of intangible assets	8	10	(20)	24	30	(20)
Total noninterest expense	654	623	5	1,936	1,850	5
Income before provision for income taxes	91	56	63	198	112	77
Provision for income taxes	33	20	65	72	39	85
FTE adjustment	—	—	—	—	—	—
Net income including income attributable to noncontrolling interest	58	36	61	126	73	73
Less: net income attributable to noncontrolling interest	—	—	—	—	—	—
Net income	$58	$36	61	$126	$73	73

Total revenue - FTE	$926	$908	2	$2,727	$2,727	—
Selected Average Balances
Total loans	$35,397	$33,537	6%	$35,330	$33,053	7%
Goodwill	4,855	4,855	—	4,855	4,855	—
Other intangible assets excluding MSRs	53	87	(39)	61	97	(37)
Total assets	40,821	39,105	4	40,752	38,856	5
Consumer and commercial deposits	77,112	75,598	2	76,848	75,056	2
Performance Ratios
Efficiency ratio	70.60%	68.64%		70.97%	67.82%
Impact of excluding amortization of intangible assets	(4.43)	(5.08)		(4.62)	(5.07)
Tangible efficiency ratio	66.17%	63.56%		66.35%	62.75%

[1]
Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholder’s equity is not allocated to the lines of business at this time.

[2]	Provision for credit losses represents net charge-offs for the lines of business.

SunTrust Banks, Inc. and Subsidiaries DIVERSIFIED COMMERCIAL BANKING LINE OF BUSINESS (Dollars in millions) (Unaudited)
	Three Months Ended September 30			Nine Months Ended September 30
	2011	2010	% Change	2011	2010	% Change [3]
Statements of Income
Net interest income [1]	$159	$142	12%	$456	$408	12%
FTE adjustment	26	26	—	76	80	(5)
Net interest income - FTE	185	168	10	532	488	9
Provision for credit losses [2]	11	23	(52)	49	88	(44)
Net interest income - FTE - after provision for credit losses	174	145	20	483	400	21
Noninterest income before securities gains/(losses)	67	62	8	191	173	10
Securities gains/(losses), net	—	—	—	—	—	—
Total noninterest income	67	62	8	191	173	10
Noninterest expense before amortization of intangible assets	123	107	15	358	335	7
Amortization of intangible assets	—	—	—	—	—	—
Total noninterest expense	123	107	15	358	335	7
Income - FTE - before provision for income taxes	118	100	18	316	238	33
Provision for income taxes	16	11	45	38	7	NM
FTE adjustment	26	26	—	76	80	(5)
Net income including income attributable to noncontrolling interest	76	63	21	202	151	34
Less: net income attributable to noncontrolling interest	—	—	—	—	—	—
Net income	$76	$63	21	$202	$151	34

Total revenue - FTE	$252	$230	10	$723	$661	9
Selected Average Balances
Total loans	$23,116	$22,380	3%	$22,985	$22,722	1%
Goodwill	928	928	—	928	928	—
Other intangible assets excluding MSRs	—	—	—	—	—	—
Total assets	25,242	24,633	2	25,113	25,039	—
Consumer and commercial deposits	19,300	17,757	9	19,210	18,469	4
Performance Ratios
Efficiency ratio	48.44%	46.33%		49.43%	50.74%
Impact of excluding amortization of intangible assets	(1.75)	(2.05)		(1.90)	(2.36)
Tangible efficiency ratio	46.69%	44.28%		47.53%	48.38%

[1]
Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholder’s equity is not allocated to the lines of business at this time.

[2]	Provision for credit losses represents net charge-offs for the lines of business.

[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries COMMERCIAL REAL ESTATE LINE OF BUSINESS (Dollars in millions) (Unaudited)
	Three Months Ended September 30			Nine Months Ended September 30
	2011	2010	% Change	2011	2010	% Change
Statements of Income
Net interest income [1]	$34	$38	(11)%	$105	$124	(15)%
FTE adjustment	—	—	—	1	—	—
Net interest income - FTE	34	38	(11)	106	124	(15)
Provision for credit losses [2]	133	156	(15)	353	344	3
Net interest income - FTE - after provision for credit losses	(99)	(118)	16	(247)	(220)	(12)
Noninterest income before securities gains/(losses)	25	21	19	73	61	20
Securities gains/(losses), net	—	—	—	—	—	—
Total noninterest income	25	21	19	73	61	20
Noninterest expense before amortization of intangible assets	100	120	(17)	316	324	(2)
Amortization of intangible assets	—	—	—	—	—	—
Total noninterest expense	100	120	(17)	316	324	(2)
Loss - FTE - before benefit for income taxes	(174)	(217)	20	(490)	(483)	(1)
Benefit for income taxes	(85)	(103)	17	(243)	(242)	—
FTE adjustment	—	—	—	1	—	—
Loss including income attributable to noncontrolling interest	(89)	(114)	22	(248)	(241)	(3)
Less: net income attributable to noncontrolling interest	—	—	—	—	—	—
Net loss	($89)	($114)	22	($248)	($241)	(3)

Total revenue - FTE	$59	$59	—	$179	$185	(3)
Selected Average Balances
Total loans	$6,658	$9,377	(29)%	$7,314	$10,111	(28)%
Goodwill	—	—	—	—	—	—
Other intangible assets excluding MSRs	—	—	—	—	—	—
Total assets	7,557	10,395	(27)	8,230	11,171	(26)
Consumer and commercial deposits	1,582	1,446	9	1,513	1,602	(6)
Performance Ratios
Efficiency ratio	169.71%	202.43%		176.64%	175.11%
Impact of excluding amortization of intangible assets	—	—		—	—
Tangible efficiency ratio	169.71%	202.43%		176.64%	175.11%

[1]
Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholder’s equity is not allocated to the lines of business at this time.

[2]	Provision for credit losses represents net charge-offs for the lines of business.

SunTrust Banks, Inc. and Subsidiaries CORPORATE AND INVESTMENT BANKING LINE OF BUSINESS (Dollars in millions) (Unaudited)
	Three Months Ended September 30			Nine Months Ended September 30
	2011	2010	% Change	2011	2010	% Change [3]
Statements of Income
Net interest income [1]	$126	$98	29%	$360	$272	32%
FTE adjustment	1	—	—	2	1	100
Net interest income - FTE	127	98	30	362	273	33
Provision for credit losses [2]	(3)	—	—	(1)	37	NM
Net interest income - FTE - after provision for credit losses	130	98	33	363	236	54
Noninterest income before securities gains/(losses)	109	196	(44)	477	449	6
Securities gains/(losses), net	—	—	—	—	—	—
Total noninterest income	109	196	(44)	477	449	6
Noninterest expense before amortization of intangible assets	139	121	15	433	352	23
Amortization of intangible assets	—	—	—	—	—	—
Total noninterest expense	139	121	15	433	352	23
Income - FTE - before provision for income taxes	100	173	(42)	407	333	22
Provision for income taxes	35	64	(45)	147	122	20
FTE adjustment	1	—	—	2	1	100
Net income including income attributable to noncontrolling interest	64	109	(41)	258	210	23
Less: net income attributable to noncontrolling interest	—	—	—	—	—	—
Net income	$64	$109	(41)	$258	$210	23

Total revenue - FTE	$236	$294	(20)	$839	$722	16
Selected Average Balances
Total loans	$14,302	$10,950	31%	$13,084	$10,713	22%
Goodwill	180	180	—	180	180	—
Other intangible assets excluding MSRs	—	—	—	—	—	—
Total assets	23,990	20,900	15	22,651	19,597	16
Consumer and commercial deposits	8,679	7,021	24	8,264	6,522	27
Performance Ratios
Efficiency ratio	59.20%	41.16%		51.62%	48.78%
Impact of excluding amortization of intangible assets	(0.45)	(0.28)		(0.34)	(0.42)
Tangible efficiency ratio	58.75%	40.88%		51.28%	48.36%

[1]
Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholder’s equity is not allocated to the lines of business at this time.

[2]	Provision for credit losses represents net charge-offs for the lines of business.
3 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries MORTGAGE LINE OF BUSINESS (Dollars in millions) (Unaudited)
	Three Months Ended September 30			Nine Months Ended September 30
	2011	2010	% Change	2011	2010	% Change
Statements of Income
Net interest income [1]	$121	$123	(2)%	$362	$331	9%
FTE adjustment	—	—	—	—	—	—
Net interest income - FTE	121	123	(2)	362	331	9
Provision for credit losses [2]	144	265	(46)	520	956	(46)
Net interest income - FTE - after provision for credit losses	(23)	(142)	84	(158)	(625)	75
Noninterest income before securities losses	115	272	(58)	272	399	(32)
Securities losses, net	—	—	—	(1)	(2)	50
Total noninterest income	115	272	(58)	271	397	(32)
Noninterest expense before amortization of intangible assets	318	296	7	847	812	4
Amortization of intangible assets	—	—	—	—	—	—
Total noninterest expense	318	296	7	847	812	4
Loss before benefit for income taxes	(226)	(166)	(36)	(734)	(1,040)	29
Benefit for income taxes	(88)	(63)	(40)	(283)	(395)	28
FTE adjustment	—	—	—	—	—	—
Net loss including income attributable to noncontrolling interest	(138)	(103)	(34)	(451)	(645)	30
Less: net income attributable to noncontrolling interest	—	—	—	—	1	(100)
Net loss	($138)	($103)	(34)	($451)	($646)	30

Total revenue - FTE	$236	$395	(40)	$633	$728	(13)
Selected Average Balances
Total loans	$28,765	$29,044	(1)%	$28,966	$28,864	—%
Goodwill	—	—	—	—	—	—
Other intangible assets excluding MSRs	—	—	—	—	—	—
Total assets	33,159	34,556	(4)	33,681	34,627	(3)
Consumer and commercial deposits	3,081	3,440	(10)	2,920	2,881	1
Performance Ratios
Efficiency ratio	134.17%	75.04%		133.66%	111.54%
Impact of excluding amortization of intangible assets	—	—		—	—
Tangible efficiency ratio	134.17%	75.04%		133.66%	111.54%
Other Information
Production Data
Channel mix
Retail	$3,593	$4,003	(10)%	$10,615	$11,021	(4)%
Wholesale	986	1,863	(47)	2,303	4,801	(52)
Correspondent	1,220	2,097	(42)	3,323	4,782	(31)
Total production	$5,799	$7,963	(27)	$16,241	$20,604	(21)
Channel mix - percent
Retail	62%	51%		66%	54%
Wholesale	17	23		14	23
Correspondent	21	26		20	23
Total production	100%	100%		100%	100%
Purchase and refinance mix
Refinance	$3,430	$5,250	(35)	$9,738	$11,931	(18)
Purchase	2,369	2,714	(13)	6,503	8,673	(25)
Total production	$5,799	$7,964	(27)	$16,241	$20,604	(21)
Purchase and refinance mix - percent
Refinance	59%	66%		60%	58%
Purchase	41	34		40	42
Total production	100%	100%		100%	100%

Applications	$13,670	$16,436	(17)	$33,313	$39,223	(15)
Mortgage Servicing Data (End of Period)
Total loans serviced	$161,019	$176,550	(9)%
Total loans serviced for others	129,427	143,580	(10)
Net carrying value of MSRs	1,033	1,072	(4)
Ratio of net carrying value of MSRs to total loans serviced for others	0.798%	0.747%

[1]
Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholder’s equity is not allocated to the lines of business at this time.

[2]	Provision for credit losses represents net charge-offs for the lines of business.

SunTrust Banks, Inc. and Subsidiaries WEALTH AND INVESTMENT MANAGEMENT LINE OF BUSINESS (Dollars in millions) (Unaudited)
	Three Months Ended September 30			Nine Months Ended September 30
	2011	2010	% Change [4]	2011	2010	% Change
Statements of Income
Net interest income [1]	$105	$97	8%	$305	$280	9%
FTE adjustment	—	—	—	—	—	—
Net interest income - FTE	105	97	8	305	280	9
Provision for credit losses [2]	26	15	73	54	44	23
Net interest income - FTE - after provision for credit losses	79	82	(4)	251	236	6
Noninterest income before securities gains/(losses)	202	196	3	624	578	8
Securities gains/(losses), net	—	—	—	—	—	—
Total noninterest income	202	196	3	624	578	8
Noninterest expense before amortization of intangible assets	232	230	1	701	663	6
Amortization of intangible assets	3	3	—	9	9	—
Total noninterest expense	235	233	1	710	672	6
Income before provision for income taxes	46	45	2	165	142	16
Provision for income taxes	19	16	19	61	52	17
FTE adjustment	—	—	—	—	—	—
Net income including income attributable to noncontrolling interest	27	29	(7)	104	90	16
Less: net income attributable to noncontrolling interest	(4)	1	NM	—	1	(100)
Net income	$31	$28	11	$104	$89	17

Total revenue - FTE	$307	$293	5	$929	$858	8
Selected Average Balances
Total loans	$7,258	$7,852	(8)%	$7,377	$7,916	(7)%
Goodwill	381	361	6	372	360	3
Other intangible assets excluding MSRs	55	49	12	54	52	4
Total assets	8,370	8,941	(6)	8,489	8,974	(5)
Consumer and commercial deposits	12,315	11,228	10	12,177	11,020	10
Performance Ratios
Efficiency ratio	76.24%	79.04%		76.37%	78.21%
Impact of excluding amortization of intangible assets	(2.07)	(2.25)		(2.08)	(2.30)
Tangible efficiency ratio	74.17%	76.79%		74.29%	75.91%
Other Information (End of Period)
Assets under administration [3]
Managed (discretionary) assets	$96,697	$107,927	(10)%
Non-managed assets	47,272	44,735	6
Total assets under administration	143,969	152,662	(6)
Brokerage assets	34,159	33,893	1
Corporate trust assets	9,622	9,118	6
Total assets under advisement	$187,750	$195,673	(4)

[1]
Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholder’s equity is not allocated to the lines of business at this time.

[2]	Provision for credit losses represents net charge-offs for the lines of business.

[3]
September 30, 2010 assets under advisement and assets under administration includes $4 billion in money market fund assets that were previously managed by RidgeWorth.  SunTrust completed the sale of its money market fund business to Federated Investors, Inc. in the fourth quarter of 2010.

4 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries CORPORATE OTHER AND TREASURY (Dollars in millions) (Unaudited)
	Three Months Ended September 30			Nine Months Ended September 30
	2011	2010	% Change [3]	2011	2010	% Change [3]
Statements of Income
Net interest income	$78	$110	(29)%	$286	$302	(5)%
FTE adjustment	3	2	50	5	8	(38)
Net interest income - FTE	81	112	(28)	291	310	(6)
Provision for credit losses [1]	(145)	(73)	(99)	(382)	(96)	NM
Net interest income - FTE - after provision for credit losses	226	185	22	673	406	66
Noninterest income before securities gains	97	(47)	NM	133	52	NM
Securities gains, net	2	69	(97)	99	130	(24)
Total noninterest income	99	22	NM	232	182	27
Noninterest expense before amortization of intangible assets	(9)	(1)	NM	(34)	17	NM
Amortization of intangible assets	—	—	—	1	—	—
Total noninterest expense	(9)	(1)	NM	(33)	17	NM
Income - FTE - before provision for income taxes	334	208	61	938	571	64
Provision for income taxes	115	69	67	344	187	84
FTE adjustment	3	2	50	5	8	(38)
Net income including income attributable to noncontrolling interest	216	137	58	589	376	57
Less: net income attributable to noncontrolling interest	3	3	—	7	7	—
Net income	$213	$134	59	$582	$369	58

Total revenue - FTE	$180	$134	34	$523	$492	6
Selected Average Balances
Total loans	$142	$182	(22)%	$186	$208	(11)%
Securities available for sale	24,109	26,336	(8)	24,157	25,787	(6)
Goodwill	(1)	(1)	—	(1)	(1)	—
Other intangible assets excluding MSRs	3	3	—	3	4	(25)
Total assets	32,937	33,469	(2)	32,970	33,305	(1)
Consumer and commercial deposits	905	743	22	931	717	30
Other Information
Duration of investment portfolio	2.2%	3.0%
Accounting net interest income interest rate sensitivity [2]:
% Change in net interest income under:
Instantaneous 100 bp increase in rates over next 12 months	0.1%	0.9%
Instantaneous 100 bp decrease in rates over next 12 months	(1.3)%	0.4%
Economic net interest income interest rate sensitivity [2]:
% Change in net interest income under:
Instantaneous 100 bp increase in rates over next 12 months	(0.2)%	0.6%
Instantaneous 100 bp decrease in rates over next 12 months	(1.2)%	0.5%

[1]	Provision for credit losses is the difference between net charge-offs recorded by the lines of business and consolidated provision for credit losses.

[2]
The recognition of interest rate sensitivity from an accounting perspective is different from the economic perspective due to the election of fair value accounting for certain long term debt and the related interest rate swaps. The net interest income sensitivity profile from an economic perspective assumes the net interest payments from the related swaps were included in net interest income.

[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
CONSOLIDATED - SEGMENT TOTALS
(Dollars in millions)    (Unaudited)

	Three Months Ended September 30			Nine Months Ended September 30
	2011	2010	% Change [1]	2011	2010	% Change [1]
Statements of Income
Net interest income	$1,263	$1,238	2%	$3,771	$3,587	5%
FTE adjustment	30	28	7	84	89	(6)
Net interest income - FTE	1,293	1,266	2	3,855	3,676	5
Provision for credit losses	347	615	(44)	1,186	2,138	(45)
Net interest income - FTE - after provision for credit losses	946	651	45	2,669	1,538	74
Noninterest income before securities gains	901	978	(8)	2,600	2,569	1
Securities gains, net	2	69	(97)	98	128	(23)
Total noninterest income	903	1,047	(14)	2,698	2,697	—
Noninterest expense before amortization of intangible assets	1,549	1,486	4	4,533	4,323	5
Amortization of intangible assets	11	13	(15)	34	39	(13)
Total noninterest expense	1,560	1,499	4	4,567	4,362	5
Income/(loss) - FTE - before provision/(benefit) for income taxes	289	199	45	800	(127)	NM
Provision/(benefit) for income taxes	45	14	NM	136	(230)	NM
FTE adjustment	30	28	7	84	89	(6)
Net income including income attributable to noncontrolling interest	214	157	36	580	14	NM
Less: net income attributable to noncontrolling interest	(1)	4	NM	7	9	(22)
Net income	$215	$153	41	$573	$5	NM

Total revenue - FTE	$2,196	$2,313	(5)	$6,553	$6,373	3
Selected Average Balances
Total loans	$115,638	$113,322	2%	$115,242	$113,587	1%
Goodwill	6,343	6,323	—	6,334	6,322	—
Other intangible assets excluding MSRs	111	139	(20)	118	153	(23)
Total assets	172,076	171,999	—	171,886	171,569	—
Consumer and commercial deposits	122,974	117,233	5	121,863	116,267	5
Performance Ratios
Efficiency ratio	71.05%	64.80%		69.69%	68.45%
Impact of excluding amortization of intangible assets	(0.50)	(0.56)		(0.51)	(0.62)
Tangible efficiency ratio	70.55%	64.24%		69.18%	67.83%

[1]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.